SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Elcom International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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May 24, 2004

To the Stockholders of Elcom International, Inc.:

      The Annual Meeting of Stockholders of Elcom International, Inc. will be held at 10:00 A.M. (EDT), on June 25, 2004, at the Holiday Inn Boston-Dedham Hotel and Conference Center, 55 Ariadne Road, Dedham, Massachusetts.

      We will be reporting on your Company’s activities and you will have an opportunity to ask questions about our technology and operations.

      The Board of Directors hopes that you plan to attend the Annual Meeting personally, and we look forward to greeting you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

      On behalf of the Board of Directors and management of Elcom International, Inc., I would like to thank you for choosing to be a stockholder of our Company. We appreciate your continued support and confidence.

Sincerely yours,

/s/ ROBERT J. CROWELL

Robert J. Crowell
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 PROPOSAL TO RATIFY, APPROVE AND ADOPT THE 2004 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC.
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP
MANAGEMENT -- EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE AND RELATED MATTERS
CODE OF ETHICS
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DATE TO SUBMIT STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND OTHER INFORMATION

ELCOM INTERNATIONAL, INC.

10 Oceana Way, Norwood, Massachusetts 02062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2004

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elcom International, Inc. (the “Company”) will be held at the Holiday Inn Boston-Dedham Hotel and Conference Center, 55 Ariadne Road, Dedham, Massachusetts, on June 25, 2004 at 10:00 A.M. (EDT), for the following purposes:

1. To fix the size of the Board of Directors at seven and to elect the Directors of the class whose term of office will otherwise expire in 2004 for a three-year term ending at the Annual Meeting of Stockholders in 2007;

2. To approve and adopt a proposal to amend the Company’s Second Restated Certificate of Incorporation, as Amended, in order to increase the number of authorized shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), from 100,000,000 to 200,000,000;

3. To ratify, approve and adopt The 2004 Stock Option Plan of Elcom International, Inc.; and

4. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof.

      Holders of record of shares of Common Stock as of the close of business on May 7, 2004, are entitled to receive notice of and to vote at the Annual Meeting of Stockholders.

      It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed Proxy Card in the return postage paid envelope provided or, alternatively, vote via the Internet as described on the ballot card. Stockholders who attend the Annual Meeting may revoke their Proxies and vote in person.

By Order of the Board of Directors,

/s/ MELINDA F. ELLETT

Melinda F. Ellett
Secretary

Norwood, Massachusetts,

May 24, 2004

ELCOM INTERNATIONAL, INC.

10 Oceana Way, Norwood, Massachusetts 02062

PROXY STATEMENT

Mailed on or about May 24, 2004

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2004

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Elcom International, Inc., a Delaware corporation (the “Company”), to be used at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on June 25, 2004, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders, which accompanies this Proxy Statement.

      The accompanying Proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon if it is returned duly executed and is not revoked. If no choice is specified on the Proxy, it will be voted FOR fixing the size of the Board of Directors at seven and the election of the individuals nominated for election to the Board of Directors; FOR the proposal to approve and adopt an amendment (the “Amendment”) to the Company’s Second Restated Certificate of Incorporation, as Amended (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s Common Stock; and FOR the proposal to ratify, approve and adopt The 2004 Stock Option Plan of Elcom International, Inc.

      The costs of any solicitation of Proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, mail and personal interview. A stockholder may revoke a proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by delivery of a duly executed proxy bearing a later date.

      The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on May 7, 2004. On that date, there were approximately 61,229,410 shares of Common Stock of the Company outstanding and entitled to vote. The Company’s Certificate of Incorporation does not provide for cumulative voting rights, and each share of Common Stock is entitled to one vote.

      At the Annual Meeting, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company’s By-Laws, the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by Proxy, constitute a quorum. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies which are marked, with respect to the election of Directors, “withheld” will be counted as shares present for the purpose of determining whether a quorum is present. Under applicable rules, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Pursuant to such rules, brokers that do not receive instruction are entitled to vote with respect to fixing the size of the Board of Directors and the election of Directors, but are not entitled to vote with respect to either the proposal to approve and adopt the Amendment, or the proposal to ratify, approve and adopt The 2004 Stock Option Plan of Elcom International, Inc.

      Pursuant to the Company’s By-Laws, at the Annual Meeting, a plurality of the votes cast by the shares entitled to vote and present in person or represented by Proxy is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will have no effect on the outcome of the election of Directors, so long as a plurality of the votes cast are cast for the Director nominee. A favorable vote of shares representing a majority of the total number of shares of Common Stock of the Company issued and outstanding as of the record date is required to approve and adopt the Amendment. Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve and adopt the Amendment.

      In the case of the proposal to ratify, approve and adopt The 2004 Stock Option Plan of the Company, the affirmative vote of the majority of the votes cast by holders of shares of Common Stock entitled to vote on this matter and present in person or represented by Proxy at the Annual Meeting is required to approve this proposal and a vote may be cast for, cast against or abstained from, with respect to this proposal. Abstentions will count as present for purposes of this proposal and will have the effect of a vote against the proposal. Broker non-votes are not considered shares entitled to vote on this matter and therefore, will have no effect on the outcome of this proposal, so long as a majority of the votes cast are cast for this proposal.

      Unless otherwise directed, the persons named in the accompanying proxy will vote FOR fixing the size of the Board of Directors at seven and the election of the Director nominees; FOR the proposal to approve and adopt the Amendment; and FOR the proposal to ratify, approve, and adopt The 2004 Stock Option Plan of Elcom International, Inc.

      All other questions and matters brought before the Annual Meeting shall be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or represented by Proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate of Incorporation or By-Laws of the Company. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against such proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and therefore, will have no effect on the outcome of any such proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the Board of Directors shall consist of such number of Directors, between five and fifteen, as are elected by the stockholders from time to time. The Board is divided into three classes, with Directors serving three-year staggered terms. John E. Halnen and John W. Ortiz serve as Class I Directors, and hold office until the 2005 Annual Meeting of Stockholders; Richard J. Harries, Jr., serves as a Class II Director, and holds office until the 2006 Annual Meeting of Stockholders; and Robert J. Crowell and William W. Smith, serve as Class III Directors, and hold office until the 2004 Annual Meeting of Stockholders.

      At the Annual Meeting, two Directors will be elected to serve a three-year term until the Annual Meeting in 2007 and until a successor has been duly elected and qualified. The Nominating Committee of the Board of Directors has submitted that the size of the Company’s Board of Directors be fixed at seven, as currently established, and that Robert J. Crowell and William W. Smith be nominated to stand for election as Directors at this Annual Meeting. The Board currently has two open Class II Director seats. The Board intends to fill any vacancies when deemed appropriate and suitable candidates are identified.

      Unless otherwise directed, the persons named in the accompanying Proxy will vote FOR fixing the size of the Company’s Board of Directors at seven and FOR the election of the nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death or inability to act of any nominee, the Proxies will be voted for the election as a Director of such other person as the Board of Directors or its Nominating Committee may recommend. In no event will the accompanying Proxy be voted for more than two nominees or for persons other than Messrs. Crowell and Smith and any such substitute nominee(s).

      The following tables list the nominees for election at the Annual Meeting and those Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual.

Nominees For Election at the 2003 Annual Meeting

Name	Age	Position

Robert J. Crowell	52	Class III Director, Chairman of the Board of Directors and Chief Executive Officer of the Company
William W. Smith(1)(2)(3)	53	Class III Director and Vice Chairman of the Board of Directors

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of Nominating Committee.

      Robert J. Crowell, the Company’s founder, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1992. Mr. Crowell has founded and managed several companies since 1977. From May 1990 to April 1992, he was the Chairman, and from May 1990 to January 1992, Chief Executive Officer also, of JWP Information Services, Inc., a subsidiary of JWP INC. (“JWP”), with approximately $1.4 billion in 1992 revenues. From 1983 to 1990, Mr. Crowell was the Chairman and Chief Executive Officer of NEECO, Inc. (“NEECO”), a publicly-held national PC reseller which was acquired by JWP (forming JWP Information Services, Inc.) in May 1990 for approximately $100 million. From 1977 to 1983, Mr. Crowell founded and managed New England Electronics Co., Inc. (which was renamed NEECO and became a public company in 1986), and Microamerica Distributing Co., Inc. (“Microamerica”), a PC products distributor which Mr. Crowell founded in 1979 as a subsidiary of NEECO. Microamerica was later spun-off by its acquirer and subsequently merged with Softsel to form Merisel, then a PC products distributor, now a provider of software license products to resellers. Mr. Crowell also founded Professional Software, Inc. in 1980, a PC-based word processing and database software company (“Professional Software”), which was sold in 1986. Mr. Crowell holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.

      William W. Smith has been Vice Chairman and a Director of the Company since March 1993. Mr. Smith develops real estate and has been semi-retired since August 1991. Mr. Smith joined NEECO as a major stockholder in 1978 and served as Chief Financial Officer until its acquisition by JWP in May 1990. Mr. Smith continued to serve as Chief Financial Officer of JWP Information Services, Inc. until December 1990, then he served as a consultant until he retired in August 1991. Mr. Smith holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.

Vote Required

      The affirmative vote of a plurality of the shares of Common Stock voting in person or represented by proxy shall be required to elect the Director nominees. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the election of the Director nominees.

Directors Continuing in Office

Name	Age	Position

John E. Halnen	37	Class I Director, President and Chief Operating Officer of the Company
John Ortiz(1)(2)	80	Class I Director of the Company
Richard J. Harries, Jr.(1)(2)(3)	66	Class II Director of the Company

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of Nominating Committee.

      John Halnen, was appointed as a Class I Director in June 2003 and has been the President of the Company since November 2000 and President and Chief Operating Officer since June 2001. From December 1999 through October 2000, Mr. Halnen was President and Chief Executive Officer of Elcom Services Group, Inc. From April 1998 through December 1999, Mr. Halnen was Chief Operations Officer for Elcom Services Group, Inc. From January 1995 through April 1998, Mr. Halnen served as Vice President of Operations for Elcom Services Group, Inc. and prior to that time held other positions at Elcom Services Group, Inc. since joining the organization in October 1992.

      John W. Ortiz, a Director of the Company since December 1993, is a retired banking executive of South Shore Bank (now part of Bank of America) where he was employed from 1942 to 1989, most recently as Senior Vice President and Group Head of Commercial Lending. Mr. Ortiz also presided as the president of the New England Chapter of Robert Morris Associates and as a director of the Massachusetts Higher Education Loan Corporation at times during his banking career. Mr. Ortiz is a graduate of Northeastern University’s Bachelor of Arts program.

      Richard J. Harries, Jr., a Director of the Company since December 1993, retired from IBM in 1992 after twenty-five years of service. In 1997, Mr. Harries rejoined IBM North America as a Business Partner Senior Sales Executive. He subsequently retired in 2001. During 1995 and 1996, Mr. Harries was a Director of Sales of the Institute for Software Advancement. From July 1992 to August 1995, after retiring from IBM, Mr. Harries worked as the general manager of Tascor; was a sales and marketing consultant; and was an independent distributor for Equinox, Inc. Prior thereto, from 1988 to July 1992, Mr. Harries served as a National Account Executive for IBM. During his career with IBM, Mr. Harries has held a number of executive marketing and sales management positions, including ten years of experience in IBM’s National Distribution Division Reseller Channel where he was responsible for field sales and marketing programs. Mr. Harries holds a Bachelor of Arts Degree in Political Science and a Master of Arts Degree in Economics from Boston College.

Committees of the Board of Directors

      The Board of Directors has three standing committees: a Compensation Committee, an Audit Committee and a Nominating Committee.

      The Compensation Committee has the authority to: (i) administer the Company’s stock option plans, including the selection of optionees and the timing of option grants; (ii) review and/or approve compensation and bonus payments made to Company executives; and (iii) review and monitor key employee compensation and benefits policies and administer the Company’s management compensation plans. The Compensation Committee did not meet in person during 2003, as the Compensation Committee’s actions are generally taken by unanimous written consent. The members of the Compensation Committee are Messrs. Smith (Chairman), Harries and Ortiz.

      The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial control procedures and the adequacy of such internal control procedures. The Audit Committee is also responsible for pre-approving all audit and non-audit services performed by the Company’s independent auditors. Messrs. Smith (Chairman), Ortiz and Harries serve as the members of the Audit Committee. Each of the members of the Audit Committee is an “independent director”, as defined under NASDAQ listing standards. The Board of Directors has determined that one of the members of the Audit Committee, Mr. Smith, qualifies as an “audit committee financial expert,” as defined under Securities and Exchange Commission regulations. The Board of Directors also believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Audit

Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Attached to this Proxy Statement, as Appendix A, is the Elcom International, Inc. Audit Committee Charter, as adopted by the Board of Directors on March 31, 2004. The Audit Committee met three times during 2003, and also conducted an additional meeting in early 2004 relative to the 2003 audit. In October 2003, the Audit Committee appointed Vitale, Caturano & Company, PC as the Company’s Auditors for the 2003 calendar year audit.

      The Nominating Committee considers the appropriate size of the Board of Directors, reviews potential candidates for election as Directors of the Company, and makes recommendations to the Board of Directors as to the size of the Board and nominees for election thereto. Messrs. Smith and Harries (Chairman) serve as the members of the Nominating Committee. The Nominating Committee is governed by the Elcom International, Inc. Nominating Committee Charter, which the Board of Directors adopted on March 31, 2004. The Nominating Committee is attached to this Proxy Statement as Appendix B. The Nominating Committee did not meet in person during 2003, having taken its action by unanimous written consent.

Nomination of Directors

      Directors may be nominated by the Board of Directors or stockholders of the Company. The minimum qualifications for director nominees is that they (i) be able to represent the best interests of the stockholders, (ii) be committed to the mission and success of the Company, (iii) have the ability to work compatibly with the Board of Directors and senior management, (iv) have the highest ethical standards, (v) possess a range of experience and knowledge, which is of particular relevance to the Company, obtained through a director or senior executive position, (vi) have the ability and willingness to devote the necessary time and effort to the diligent performance of his or her duties, and (vii) possess knowledge of corporate governance issues and the role of boards of public companies. Beyond these minimum qualifications, the Nominating Committee does not rely on a fixed set of qualifications for director nominees and will review all proposed nominees in accordance with the mandate contained in the Committee’s charter. This will include a review of the person’s judgment, character, professional ethics, independence, skills, experience, understanding of the Company’s business or other related industries, knowledge of issues facing publicly traded companies and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors and which will contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to what skill set and other characteristics would complement those of the current directors. Ultimately, the Nominating Committee will select prospective Board members whom it believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s stockholders. The Nominating Committee will review its recommended candidates with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board.

      If the Nominating Committee receives a nominee recommendation from a stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s Common Stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate and whether the Nominating Committee chose to nominate the candidate must be provided, if the consent of both the stockholder(s) and the candidate has been received.

      For a stockholder to submit a candidate for consideration by the Nominating Committee for nomination for election as a director at the 2005 Annual Meeting of Stockholders, a stockholder must notify the Company’s Secretary no later than December 15, 2004. Notices should be sent to: Elcom International, Inc. c/o Corporate Secretary, 10 Oceana Way, Norwood, Massachusetts 02062. The notice must contain, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Nominating Committee;

•	the name and record address of the stockholder who is submitting the notice;

•	the class or series and number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

Attendance by Members of the Board of Directors at Meetings of the Board of Directors

      The Board of Directors met ten times during the 2003 calendar year and each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the period he served as a Director, and (ii) the total number of meetings held by Committees of the Board on which he served.

Communications with the Board of Directors

      In order to provide the Company’s securityholders a direct and open line of communication to the Board of Directors, the following procedures for communications with the Company’s Board of Directors have been adopted.

      Securityholders of the Company may communicate with the Chairman of the Board of Directors or with the independent directors as a group by sending such communication by (i) regular mail or overnight delivery service to: Elcom International, Inc. c/o Corporate Secretary, 10 Oceana Way, Norwood, Massachusetts 02062 or (ii) sending an email to invrel@elcom.com. The mail or email should specify which of the foregoing is the intended recipient.

      All communications received in accordance with these procedures will be reviewed initially by Robert J. Crowell, the Chairman of the Board of Directors, who will relay all such communications to the appropriate Director or Directors unless he determines that such communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; or

•	Relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

Director Compensation

      Except for the grant of stock options as set forth in the following paragraph, the Company’s Directors are not compensated for any meetings that they attend, but are reimbursed for expenses that are incurred in attending such meetings.

1995 Non-Employee Director Stock Option Plan

      Non-employee Directors are entitled to participate in the 1995 Non-Employee Director Stock Option Plan (the “Director Plan”), adopted by the Board of Directors in October 1995, and approved by stockholders in November 1995. A total of 250,000 shares of Common Stock have been reserved for issuance under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 5,000 shares of Common Stock to each non-employee Director serving as such on October 9, 1995 or for persons who become a non-employee Director thereafter, on their date of election or appointment, as applicable. Options granted under the Director Plan have a term of ten years. One-third of the shares subject to each option vest on each anniversary date of the grant of the option so long as the optionee continues to serve as a Director on such dates. The exercise price of the options is the fair market value per share of the Company’s Common Stock on the date of the grant of the option, which was $14.25 per share and $8.13 per share for the 20,000 options granted pursuant to the Director Plan in 1996 and 1995, respectively. On June 1, 1998 and June 2, 1997, 20,000 additional options were granted under the Director Plan at per share prices of $4.25 and $5.875, respectively. On June 1, 1999, 15,000 options were granted under the Director Plan at a price of $6.00 per share. On June 30, 2000, 15,000 options were granted under the Director Plan at a price of $6.78 per share. The 1999 and 2000 grants were issued to Messrs. Harries, Ortiz and Smith, the Company’s current non-employee Directors. On July 26, 2002, 15,000 options were granted under the Director Plan at a price of $0.20 per share. During 2001 and 2003, each of the non-employee Directors waived the automatic grant of an option to purchase 5,000 shares of Common Stock. At December 31, 2003, there were 95,000 options outstanding under the Director Plan. On February 17, 2004, 15,000 options were granted to each of the Company’s non-employee Directors (an aggregate of 45,000 options) at a price of $0.225 per share.

Other Plan Information

      Certain of the Company’s Plans provide for discretionary grants of options to non-employee Directors. On December 20, 1996, each of the non-employee Directors was granted an option to purchase 5,000 shares (an aggregate of 20,000 shares) under the Company’s 1993 Stock Option Plan at $7.50 per share. On September 5, 2000, each non-employee Director was granted an additional 10,000 options (an aggregate of 30,000 shares) under the 2000 Stock Option Plan at a price of $6.16 per share. On September 4, 2001, each non-employee Director was granted 10,000 options (an aggregate of 30,000 options) under the 1997 Stock Option Plan at a price of $1.00 per share. On July 26, 2002, each non-employee Director was granted 12,500 options (an aggregate of 37,500 options) under the 1997 Stock Option Plan at a price of $0.20 per share.

PROPOSAL 2

PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO

THE CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

      The Company’s Certificate of Incorporation currently provides for authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The Board of Directors has the authority to fix the rights, privileges, preferences and restrictions of any series of Preferred Stock as it may designate. Currently, no shares of Preferred Stock are issued or outstanding.

      On April 16, 2004, the Board of Directors unanimously approved, subject to stockholder approval, an amendment (the “Amendment”) to its Certificate of Incorporation to increase the number of authorized shares of Common Stock to 200,000,000 shares. The text of the proposed Amendment is attached to this Proxy Statement as Appendix C.

Purpose and Effect of the Amendment

      The proposed increase in the number of authorized shares of Common Stock has been deemed advisable by the Board of Directors in order to, among other purposes, provide additional authorized but unissued shares for issuance from time-to-time for such proper corporate purposes as may be determined by the Board of Directors, without further action or authorization by the stockholders. Such other corporate purposes may include, without limitation, the declaration of stock splits and/or stock dividends, the acquisition of other companies or the issuing of shares for compensatory purposes, including upon exercise of options under employee benefit plans.

      As of May 7, 2004, 61,229,410 shares of Common Stock were issued and outstanding and an additional 530,709 shares are held by the Company as treasury stock. As of the same date, an aggregate of 13,361,878 options to purchase shares of Common Stock were issued and outstanding under all of the Company’s stock option plans which have previously been approved by the stockholders, and an aggregate of 235,687 shares of Common Stock were reserved for future grants under such plans. In addition, on April 16, 2004, the Board of Directors approved and adopted The 2004 Stock Option Plan of Elcom International, Inc., pursuant to which options may be granted for an additional 6,000,000 shares of Common Stock. As of May 7, 2004, no options were issued or outstanding under this Plan. The ratification, approval and adoption of The 2004 Stock Option Plan of Elcom International, Inc. will be voted on by stockholders at the 2004 Annual Meeting of Stockholders.

      Further, the Company has issued warrants for the purchase of its Common Stock. In June 1995, the Company issued warrants to purchase 750,000 shares of Common Stock in connection with the acquisition of Lantec (the “Lantec Warrants”) and, as of May 7, 2004, 82,500 of the Lantec Warrants remained outstanding and exercisable until June 2005 at a price of $4.75 per share. On December 30, 1999, the Company signed a Structured Equity Line Flexible Financing Agreement (the “Equity Line”) with Cripple Creek Securities (“Cripple Creek”). Pursuant to the Equity Line, on December 3, 2001, the Company issued 150,000 warrants to Cripple Creek which are currently exercisable and expire on December 2, 2006. Of the warrants issued to Cripple Creek, 145,200 are exercisable at a price of $1.81 per share, and 4,800 are exercisable at a price of $6.30 per share. On March 29, 2002, the Company issued warrants to purchase 300,000 share of the Company’s Common Stock to ePlus, the company that acquired the Company’s U.S. IT products business. The warrants are currently exercisable at a price of $1.03 per share and expire on March 29, 2009.

      Further, on April 23, 2003, the Company closed a private placement to accredited investors (the “Private Placement”) of ten-year 10% Senior Convertible Debentures (the “Debentures”), generating gross proceeds of $949,000 and net cash to the Company of $702,000. Robert J. Crowell, the Chairman and CEO invested $300,000, John E. Halnen, the President and COO invested $60,000, William W. Smith, the Company’s Vice Chairman and Director invested $300,000, Andres Escallon, the Chief Technology Officer invested $50,000 (collectively, the “Inside Investors”). In addition, Smith and Williamson LLC (U.K.) and other Elcom stockholders in the U.K. invested $239,000. Inside Investors are considered related parties and invested a total of $710,000 in the Company via purchases of Debentures.

      On October 16, 2003, the Company closed a second round of the private placement of its Debentures (the “Second Closing”), generating cash proceeds of $315,000. Robert J. Crowell, the Chairman and CEO invested $150,000, William W. Smith, the Vice Chairman and Director invested $50,000 (both the “Inside Investors”) and Smith & Williamson LLC (U.K.) and another Elcom stockholder invested $115,000. Inside Investors are considered related parties and invested a total of $200,000 in the Company via purchases of Debentures in the Second Closing.

      To date, Inside Investors have invested an aggregate of $910,000 of the $1,264,000 invested in the Company via the purchases of Debentures.

      The Debentures are convertible into common stock of the Company at a conversion price of $0.1246 per share, subject to anti-dilution clauses. The Debentures are convertible at the election of the holder at any time commencing on April 23, 2005 through April 23, 2013. However, if the Company has two sequential quarters of profitability with respect to continuing operations, the Holder may convert the Debentures at his option. The Holders also have certain registration rights upon conversion. The Company has the right to convert the Debentures upon the occurrence of a change of control, as defined in the agreement, or at the Company’s option, as of April 23, 2007, or subsequent thereto upon written notice to the investors. The Debentures are convertible into 10,146,474 shares of common stock.

      The Debentures are not registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act of 1933, and applicable state securities laws or available exemptions from the registration requirements. This Private Placement has been extended to May 17, 2004 and will terminate on that date unless otherwise extended or earlier terminated by the Company. Exemption from registration with respect to the sale of Debentures is claimed pursuant to Section 4(a) of the Securities Act of 1933, as amended.

      The Company closed on the sale of 29,777,573 shares of its Common Stock (the “Regulation S Shares”) to investors in the U.K. on April 16, 2004, and listed the Regulation S Shares on the Alternative Investment Market of the London Stock Exchange (“AIM”). The Regulation S Shares were sold at a price equal to the conversion rate of the Company’s recent placements of Debentures of $0.1246 per share, as discussed above. The funds derived from sale of the Regulation S Shares will be used to support the Company’s working capital requirements until the Company achieves positive cash flow. The Regulation S Shares were issued in reliance on the exemption from registration under Regulation S of the Securities Act of 1933, as amended (the “Act”), for offers and sales of securities outside the United States. Under Regulation S, the holders of the Regulation S Shares are prohibited from selling their Regulation S Shares in the United States, to a “U.S. person” (as defined in the Act) or for the benefit or account of a U.S. person, for a one-year period which commenced on April 16, 2004. During this one-year period, the holders of the Regulation S Shares may otherwise trade their Regulation S Shares in the United Kingdom and outside the United States, pursuant to Regulation S of the Act and other securities laws applicable in the jurisdiction in which the Regulation S Shares are traded. Upon the expiration of this one-year period, the Regulations S Shares will be “restricted securities,” as the term is defined under Rule 144 promulgated under the Act, and may be sold in the United States, to a U.S. person or for the benefit or account of a U.S. person pursuant to Rule 144. The Regulation S Shares trade on the AIM exchange and will not commingle with the Company’s stock traded on the OTCBB until and unless the Company registers the Regulation S Shares with the SEC or an exemption from registration exists with respect to the Regulation S Shares The Regulation S Shares have not been registered under the Act and may not be offered or sold in the United States (or to a U.S. person) absent registration or an applicable exemption from the registration requirements.

      Accordingly, the Company has issued, or reserved for issuance, an aggregate of 92,036,658 shares of Common Stock and believes the Amendment to increase the Company’s authorized shares to 200,000,000 shares is prudent and will allow the Company to have authorized shares available for appropriate purposes as described above.

      The proposed increase in the number of authorized shares of Common Stock should not have an immediate effect on the rights of the holders of presently outstanding shares of Common Stock. However, an issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock, such as the issuance of any additional Debentures, may affect the current stockholders in a number of ways, including the following:

•	diluting the voting power of the current holders of Common Stock;

•	diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below the fair market value of the Common Stock or, if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below the fair market value of the Common Stock;

•	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and

•	making the payment of dividends on Common Stock potentially more expensive.

      In addition, the increase in authorized but unissued shares of Common Stock may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company. The increase in authorized shares discourages the possibility of, or renders more difficult, certain mergers, tender offers or proxy contests.

      If the proposed Amendment is approved by the stockholders at the Annual Meeting, the Amendment will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. If the proposed Amendment is approved, all or any part of the authorized but unissued shares may be issued following such approval without further approval from the stockholders, except to the extent required by law, for those purposes and on such terms as the Board of Directors may determine to be appropriate. The Company is not currently subject to any law which would require further stockholder approval prior to the issuance of shares of Common Stock.

No Appraisal Rights

      Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal.

Required Vote and Recommendation of the Board of Directors

      The Board of Directors recommends a vote FOR the proposal. The affirmative vote of the stockholders having a majority of the voting power of all outstanding shares of the Common Stock, entitled to vote at the Annual Meeting, is required to approve the proposed Amendment. The Company’s executive officers and members of the Board of Directors have indicated their non-binding intention to vote shares with respect to which they have voting power FOR the approval of the proposal. The persons named in the accompanying proxy or their substitutes will vote such proxy FOR this proposal unless it is marked otherwise. Abstentions and broker non-votes will have the same effect as a vote against the proposed Amendment.

PROPOSAL 3

PROPOSAL TO RATIFY, APPROVE AND ADOPT THE 2004 STOCK OPTION PLAN OF

ELCOM INTERNATIONAL, INC.

      On April 16, 2004, the Board of Directors approved The 2004 Stock Option Plan of Elcom International, Inc. covering 6,000,000 shares (the “2004 Stock Option Plan”). The stockholders will be asked at the Annual Meeting to ratify, approve and adopt the 2004 Stock Option Plan. Pursuant to the 2004 Stock Option Plan, “key personnel”, which includes employees and outside directors of the Company or any affiliate, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, who in the judgment of the Compensation Committee, are important to the successful operation of the Company or an affiliate, are eligible to receive stock options. Stock options may include non-qualified stock options (“NQOptions”), which may be granted to any key personnel, and/or, subject to stockholder approval of the 2004 Stock Option Plan, incentive stock options (“ISO’s”), which may only be granted to employees of the Company or a subsidiary.

      The Board of Directors believes that substantial benefits accrue to the Company from the granting of stock options to key personnel. Such options encourage employees to acquire a proprietary interest in the Company through stock ownership and thereby afford them a greater incentive to enhance the value of the Company’s Common Stock through their own efforts in improving the Company’s business. The granting of options also has proven instrumental in the attraction and retention of key executives and other employees.

Accordingly, the Company will, from time to time during the effective period of the 2004 Stock Option Plan, grant to such key personnel as may be selected to participate in the 2004 Stock Option Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the 2004 Stock Option Plan. The Company had approximately 37 employees (7 part time) as of May 7, 2004.

      The Board of Directors has submitted the 2004 Stock Option Plan for the ratification, approval and adoption of the stockholders in order to qualify certain grants made pursuant to the 2004 Stock Option Plan under Section 162(m) of the Internal Revenue Code, as well as to allow for the granting of ISO’s pursuant to the 2004 Stock Option Plan. If the 2004 Stock Option Plan is not ratified, approved and adopted by stockholders at the Annual Meeting, the 2004 Stock Option Plan will remain in effect; however, grants under the 2004 Stock Option Plan will be limited to NQOptions.

      The full text of the 2004 Stock Option Plan is attached hereto as Appendix D. Important details about specific provisions of the 2004 Stock Option Plan are more fully described below, but the following summary is not intended to be complete and it is qualified in its entirety by reference to the 2004 Stock Option Plan.

Duration and Administration of the 2004 Stock Option Plan

      The 2004 Stock Option Plan is administered by the Compensation Committee of the Board (the “Committee”), presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee must be persons who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code and who are “non-employee directors” under Rule 6(b)(3) of the Securities Exchange Act of 1934. Subject to the terms and conditions of the 2004 Stock Option Plan, and in addition to the other authorizations granted to the Committee under the 2004 Stock Option Plan, the Committee shall have full and final authority in its absolute discretion to (a) select the optionees to whom options will be granted, (b) determine the number of shares of Common Stock subject to any option, (c) determine the time when options will be granted, (d) determine the option price of Common Stock subject to an option, (e) determine the time when Common Stock subject to an option may be purchased, (f) prescribe the form of the option agreements governing the options which are granted under the 2004 Stock Option Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of the 2004 Stock Option Plan, (g) adopt, amend and rescind such rules and regulations as, in the Committee’s opinion, may be advisable in the administration of the 2004 Stock Option Plan, and (h) construe and interpret the 2004 Stock Option Plan, the rules and regulations and the instruments evidencing options granted under the 2004 Stock Option Plan and to make all other determinations deemed necessary or advisable for the administration of the 2004 Stock Option Plan.

      As stated above, the Committee is authorized to interpret the 2004 Stock Option Plan and from time to time adopt any rules and regulations for carrying out the 2004 Stock Option Plan that it may deem advisable. Subject to the approval of the Board of Directors, the Committee may at any time amend, modify, suspend or terminate the 2004 Stock Option Plan. In no event, however, without the prior approval of the Company’s stockholders, shall any action of the Committee or the Board result in: (a) amending, modifying or altering the eligibility requirements for those persons eligible for options; (b) increasing or decreasing, except as provided in Section 6 of the 2004 Stock Option Plan, the maximum number of shares for which options may be granted; (c) decreasing the minimum option price per share at which options may be granted under the 2004 Stock Option Plan; (d) extending either the maximum period during which an option is exercisable or the date on which the 2004 Stock Option Plan shall terminate; or (e) changing the requirements relating to the Committee; except as necessary to conform the 2004 Stock Option Plan and/or the option agreements to changes in the Internal Revenue Code or other governing law.

      Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the 2004 Stock Option Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all optionees under the 2004 Stock Option Plan and upon any person claiming under or through such an optionee. Neither the Committee nor any of its members shall be liable for any action taken by the Committee pursuant to the 2004 Stock Option Plan. No member of the Committee shall be liable for the action of any other Committee member. The 2004 Stock Option Plan by its terms expires on April 16, 2014 and no option shall be granted after the expiration of the 2004 Stock Option Plan.

Securities Subject to the 2004 Stock Option Plan

      Subject to the following, not more than 6,000,000 shares of Common Stock of the Company in the aggregate may be issued pursuant to the 2004 Stock Option Plan. The maximum number of shares of Common Stock for which options may be granted under the 2004 Stock Option Plan to any one individual in any one fiscal year of the Company is 800,000 shares. As of May 7, 2004, no options to purchase shares of Common Stock under the 2004 Stock Option Plan had been granted. In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Compensation Committee must make an appropriate adjustment in the options granted under the 2004 Stock Option Plan, and the aggregate number of shares reserved for issuance thereunder also shall be adjusted accordingly. If any option expires without having been fully exercised, the shares with respect to which such options have not been exercised will be available for further options as will any shares paid or withheld to satisfy an optionee’s withholding tax or option payment liability. Under the 2004 Stock Option Plan, upon an optionee’s termination without cause, unless an option agreement contains differing terms with respect to vesting and exercisability which supercedes the provisions of the 2004 Stock Option Plan, all unexercisable portions of the optionee’s options vest and the optionee may exercise his or her options for up to 30 days following the date of termination. Any options that are ISO’s must be exercised within 90 days after such termination, otherwise these options will receive the tax treatment offered to NQOptions.

Grant and Method of Exercise

      Subject to certain conditions, the duration of each option granted under the 2004 Stock Option Plan will be determined by the Committee, provided that no option shall be exercisable later than the tenth anniversary of the date the option was granted. Each option granted under the 2004 Stock Option Plan may be subject to restrictions with respect to the time and other conditions of exercise as determined by the Committee.

      ISOs granted under the 2004 Stock Option Plan are exercisable for a period of up to ten years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. NQOptions may be granted at more or less than fair market value under the 2004 Stock Option Plan. Shares of Common Stock underlying an option shall be purchased by the optionee (i) giving written notice to the Company of the optionee’s exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (or as per the terms of the option agreement), in whole or in part in shares of Common Stock by delivery to the Company of shares of Common Stock that have been already owned by the optionee for at least six months, having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the optionee may agree for the minimum required withholding, or (b) the optionee’s delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Options granted under the 2004 Stock Option Plan are generally not transferable other than upon an optionee’s death, provided that the Committee has discretion to permit the transferability of NQOptions granted under the 2004 Stock Option Plan to certain parties.

Income Tax Treatment

      The Company has been advised that, under current law, certain of the income tax consequences under the laws of the United States to the Company and to optionees under the 2004 Stock Option Plan of options granted under the 2004 Stock Option Plan generally should be as set forth in the following summary. The summary only addresses general United States federal income tax consequences for optionees under the 2004 Stock Option Plan and the Company.

      The options granted under the 2004 Stock Option Plan may be ISOs (when the 2004 Stock Option Plan is approved by the stockholders) or NQOptions for federal income tax purposes. An optionee to whom an option is granted will not recognize income at the time of grant of an ISO or NQOption. An optionee does not recognize income upon exercise of an ISO and the optionee’s tax basis is equal to the option price paid. However, if an optionee disposes of shares acquired pursuant to an ISO either within two years of the date of the ISO grant or within one year of the ISO exercise (a “disqualifying disposition”), the optionee will generally recognize ordinary income equal to the difference, if any, between the option price paid and the value of the stock on the date of exercise. Otherwise, the optionee’s capital holding period for shares acquired pursuant to an ISO commences on the option exercise date. When an optionee exercises an NQOption, the optionee will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares the optionee purchased. The tax basis of shares obtained by the exercise of an NQOption to an optionee is equal to the option price paid, plus ordinary compensation income recognized, and the optionee’s capital holding period for shares acquired commences on the option exercise date. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in respect of both shares acquired upon exercise of an ISO which are disposed of in a disqualifying disposition and NQOptions exercised, in an amount equal to the ordinary and/or compensation income recognized by the optionee.

      The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or the Company or to describe tax consequences based on particular circumstances. It is based on general United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences, federal income tax withholding consequences, or income tax consequences for taxpayers who are subject to taxation in jurisdictions other than the United States.

New Plan Benefits

      As of May 7, 2004, no options have been awarded under the 2004 Stock Option Plan.

Vote Required

      The affirmative vote of a majority of the shares of Common Stock voting in person or represented by Proxy and entitled to vote thereon shall be required for the adoption of the proposal to ratify, approve and adopt The 2004 Stock Option Plan of Elcom International, Inc. Unless otherwise directed, the persons named in the accompanying Proxy will vote FOR the adoption of the proposal to ratify, approve and adopt The 2004 Stock Option Plan of Elcom International, Inc.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

      The following table sets forth the beneficial ownership of Common Stock as of May 7, 2004 by (i) each Director of the Company, (ii) any executive officer who was (a) the Chief Executive Officer and (b) an executive officer of the Company at the end of the fiscal year, as well as the individuals that were executive officers during the year ended December 31, 2003, (iii) all Directors and executive officers as a group, and (iv) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. All information with respect to beneficial ownership has been furnished by the respective Director or executive officer, or by reference to a public filing, as the case may be. Unless otherwise indicated

below, each stockholder named below has sole voting and investment power with respect to the number of shares set forth opposite his or its respective name.

Directors and Executive Officers	Number of Shares	Percentage of
and Other Beneficial Owners(2)	Beneficially Owned(1)	Common Stock(1)

Class I Director — Term expires at the 2005 Annual Meeting
John E. Halnen(3)	1,426,299	2.3%
John W. Ortiz(4)	54,625	*
Class II Director — Term expires at the 2006 Annual Meeting
Richard J. Harries, Jr.(4)	54,625	*
Class III Directors — Term expires at the 2004 Annual Meeting
Robert J. Crowell(5)	7,076,596	11.0%
William W. Smith(4)(6)	53,075	*
Named Executive Officers
Peter A. Rendall(7)	—	*
Scott M. Soloway(7)	—	*
Melinda F. Ellett(4)(8)	314,000	*
All Directors And Executive Officers as a Group (6 Persons)(9)	8,979,220	13.6%

*	Less than 1%.

(1)	In accordance with Securities and Exchange Commission rules, each beneficial owner’s holdings have been calculated assuming full exercise of all outstanding options and warrants to acquire Common Stock, regardless of the option price, which are exercisable by such owner within 60 days after May 7, 2004, while assuming no exercise of outstanding options and warrants covering Common Stock held by any other person.

(2)	For purposes hereof, the address of the Company’s Directors and executive officers is the same as that of the Company: 10 Oceana Way, Norwood, Massachusetts 02062.

(3)	Mr. Halnen is a Director and President and Chief Operating Officer of the Company. Mr. Halnen’s Common Stock ownership is comprised of 800 shares held in an Individual Retirement Account and 1,425,499 shares, which he has the right to acquire at various prices within 60 days of May 7, 2004 through the exercise of stock options. See “Executive Compensation — Option Grants in 2003, and Fiscal Year End Option Value Table.” During 2003, Mr. Halnen invested $60,000 in the Company’s Convertible Debentures, as described elsewhere herein. After April 23, 2005 (or earlier in certain circumstances) Mr. Halnen may convert his debenture into 481,542 shares of Common Stock, which shares are not included in Mr. Halnen’s beneficial ownership in the accompanying table.

(4)	This number represents shares of Common Stock which can be acquired through the exercise of options that are exercisable by the owner regardless of the option price, within 60 days of May 7, 2004.

(5)	Mr. Crowell is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Crowell’s Common Stock ownership is comprised of 3,636,742 shares which he owns directly (including 110,000 shares in a retirement plan account); 188,401 shares held in a revocable trust for the benefit of one of Mr. Crowell’s daughters, for which Mr. Crowell serves as Trustee; 121,616 shares held by the Crowell Educational Foundation with respect to which Mr. Crowell shares the power to vote and dispose of and 3,129,837 shares which he has the right to acquire at various prices within 60 days of May 7, 2004 through the exercise of stock options. See “Executive Compensation — Option Grants in 2003, and Fiscal Year End Option Value Table.” During 2003, Mr. Crowell invested $450,000 in the Company’s Convertible Debentures, as described elsewhere herein. After April 23, 2005 (or earlier in certain circumstances), Mr. Crowell may convert these Debentures into 3,611,557 shares of Common Stock, which shares are not included in Mr. Crowell’s beneficial ownership in the accompanying table.

(6)	During 2003, Mr. Smith invested $350,000 in the Company’s Convertible Debentures, as described elsewhere herein. After April 23, 2005 (or earlier in certain circumstances), Mr. Smith may convert these Debentures into 2,808,989 shares of Common Stock, which shares are not included in Mr. Smith’s beneficial ownership in the accompanying table.

(7)	As of March 7, 2003, and March 25, 2003, Messrs. Rendall and Soloway, respectively, voluntarily left the employ of the Company and their respective options terminated as of their last day of employment.

(8)	Ms. Ellett was elected as Secretary by the Board of Directors on April 2, 2003.

(9)	Includes 5,031,661 shares of Common Stock which the Directors and executive officers of the Company have the right to acquire within 60 days of May 7, 2004 through the exercise of stock options.

MANAGEMENT — EXECUTIVE OFFICERS

      The name, age and position of the Company’s Executive Officers are as follows:

Name	Age	Position

Robert J. Crowell	52	Chairman of the Board of Directors and Chief Executive Officer of the Company
John E. Halnen	37	President and Chief Operating Officer of the Company
Melinda F. Ellett	42	Secretary

      A brief resume for Ms. Ellett is set forth below. The resumes of Messrs. Crowell and Halnen are set forth above under the heading “Election of Directors.”

      Melinda F. Ellett has been the Secretary of the Company since April 2003 and the Vice President, Business Systems Development since January 2000. From June 1998 through January 2000, Ms. Ellett was Director, Information Technology of elcom.com, inc. From December 1996 through June 1998, Ms. Ellett was Vice President, Quality Assurance of Elcom Services Group, Inc. and from May 1996 through December 1996, Ms. Ellett was Business Operations Executive. From August of 1987 through May 1996, Ms. Ellett was Director, Advanced Systems for GTSI, an IT solutions provider to federal, state, and local government customers worldwide. Prior to that time Ms. Ellett was the Manager of Purchasing for MBI, Inc.

Executive Compensation

      The table below sets forth information concerning calendar 2003 annual and long-term compensation for services in all capacities with respect to those persons (collectively, the “Named Executive Officers”) who were (i) the Chief Executive Officer and (ii) the other executive officers of the Company at the end of the fiscal year, as well as the other individuals that were executive officers during the year ended December 31, 2003.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

				Shares of
	Annual Compensation(1)			Common Stock
				Underlying	All Other
Name and Principal Position(1)	Year	Salary	Bonus	Option Grants	Compensation

Robert J. Crowell	2003	$487,000	—	400,000	$250
Chairman of the Board of Directors and	2002	$390,000	—	790,000	$500
Chief Executive Officer of the Company(2)	2001	$524,000	—	300,000	$250
John E. Halnen	2003	$281,000	$11,000	275,000	—
President and Chief Operating Officer	2002	$184,000	$66,000	505,000	$22,500
of the Company(3)	2001	$225,000	$75,000	200,000	—
Peter A. Rendall	2003	$45,000	—	—	—
Former Chief Financial Officer and	2002	$215,000	—	505,000	$600
Former Secretary of the Company(4)	2001	$240,000	—	175,000	—
Scott M. Soloway	2003	$38,000	—	—	—
Former Vice President and General	2002	$193,000	—	71,000	—
Counsel of the Company(5)	2001	$195,000	—	47,000	—

(1)	No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual’s salary plus annual bonus unless otherwise indicated herein.

(2)	The Company and Mr. Crowell entered into an Amended and Restated Employment Agreement on June 20, 2002, which was amended, effective as of April 16, 2004 (the “2002 Crowell Agreement”). See “— Employment Contracts”, “— Executive Profit Performance Bonus Plan” and “— Option Grants in 2003.” In order to assist the Company in conserving cash, Mr. Crowell voluntarily reduced his cash compensation at various times in 2001, 2002 and 2003. Such reductions amounted to approximately $135,000 in 2002 and $257,000 in 2003. In April 2003, Mr. Crowell received a $187,000 repayment of certain deferred base compensation amounts, which he invested in the Company’s Debentures. Mr. Crowell also received withholding and estimated income taxes of $32,000, which were paid to the appropriate tax authorities. These amounts ($219,000) are included in the Summary Compensation Table for 2003. Mr. Crowell also invested an additional $263,000 of cash in the Company’s Debentures (see “Transactions With Management”). As of December 31, 2003, Mr. Crowell has deferred a net aggregate of $173,000 in base compensation, which may be paid to Mr. Crowell depending upon the success of future operations, which is not included in the Summary Compensation Table for 2003. Through April 16, 2004, Mr. Crowell’s 2004 cash compensation paid totaled $10,000. The Company reinstated Mr. Crowell’s cash compensation to $364,000 per annum in accordance with the 2002 Crowell Agreement, effective April 19, 2004. The 2002 Crowell Agreement originally provided for annual base compensation of $525,000, much of which was deferred as described herein through April 16, 2004, when the annual base compensation was reduced to $364,000. All other compensation represents premiums paid by the Company for group term life insurance ($250 for 2003), see “Employment Contracts.”

(3)	On November 29, 2000, Mr. Halnen was appointed as President of the Company; on June 12, 2001, Mr. Halnen also was appointed as Chief Operating Officer of the Company and, on June 4, 2003, Mr. Halnen was appointed as a Director of the Company. On June 20, 2002, the Company and Mr. Halnen entered into an Employment Agreement, which was amended on March 9, 2004. See “— Employment Contracts”, “— Executive Profit Performance Bonus Plan” and “— Option Grants in 2003.” Mr. Halnen’s employment contract provides for annual base compensation of $225,000 plus an annual bonus opportunity of $75,000, payable quarterly. In order to assist the Company in conserving cash, Mr. Halnen voluntarily reduced his cash base and bonus compensation at various times in 2001,

2002 and 2003. Such reductions were approximately $50,000 in 2002 and $107,000 in 2003. In April 2003, Mr. Halnen received a $60,000 repayment of certain deferred base compensation and bonuses, which he invested in the Company’s Debentures. Mr. Halnen also received $39,000 of withholding and estimated income taxes, which were paid to the appropriate tax authorities. These amounts ($99,000) are included in the Summary Compensation Table for 2003. As of December 31, 2003, Mr. Halnen has deferred a net aggregate of $58,000 of base and bonus compensation, which may be paid to Mr. Halnen depending on the success of future operations, which is not included in the Summary Compensation Table for 2003. Through April 16, 2004, Mr. Halnen’s cash compensation is at an annual rate of $172,000 and he has voluntarily deferred his bonus payments. The Company reinstated Mr. Halnen’s cash compensation in accordance with his employment agreement effective April 19, 2004. All other compensation represents premiums paid by the Company for term life insurance ($22,500 for 2002), see “Employment Contracts.”

(4)	Mr. Rendall joined the Company in April 1999 and was appointed Chief Financial Officer of Elcom International on October 4, 1999 at an annual salary of $200,000 and a bonus opportunity of up to $40,000. During 2000, Mr. Rendall’s annual salary was increased to $240,000 with no bonus opportunity. In April 2002, Mr. Rendall elected to reduce his 2002 annual salary by $36,000 to $204,000. On January 6, 2003, Mr. Rendall elected to reduce his salary by a further $24,000 resulting in an annual salary of $180,000. All other compensation represents premiums paid by the Company for Group Term Life Insurance ($570 for 2002), see Employment Contracts.” Mr. Rendall voluntarily left the employ of the Company, effective March 7, 2003.

(5)	Mr. Soloway joined the Company on March 29, 2000 at an annual salary of $150,000 and a bonus opportunity of $30,000. During 2001, Mr. Soloway’s annual salary was increased to $192,000 with no bonus opportunity. On January 6, 2003, Mr. Soloway elected to reduce his fiscal 2003 salary by $28,800, resulting in an annual salary of $163,200. Mr. Soloway voluntarily left the employ of the Company, effective March 25, 2003.

Transactions with Management

      On April 23, 2003, the Company closed a private placement to accredited investors (the “Private Placement”) of ten-year 10% Senior Convertible Debentures (the “Debentures”), generating gross proceeds of $949,000 and net cash to the Company of $702,000. Robert J. Crowell, the Chairman and CEO invested $300,000, John E. Halnen, the President and COO invested $60,000, William W. Smith, the Company’s Vice Chairman and Director invested $300,000, Andres Escallon, the Chief Technology Officer invested $50,000 (collectively, the “Inside Investors”). The Company paid Robert J. Crowell $187,000 and John E. Halnen $60,000 in repayment of a portion of their salaries which they had voluntarily suspended in order to assist the Company in its efforts to retain cash. Robert J. Crowell and John E. Halnen immediately reinvested these proceeds into their purchase of the Debentures. The Company also paid estimated income and withholding taxes on such amounts of $32,000 on behalf of Mr. Crowell and $39,000 on behalf of Mr. Halnen. In addition, Smith and Williamson LLC (U.K.) and other Elcom stockholders in the U.K. invested $239,000. Inside Investors are considered related parties and invested a total of $710,000 in the Company via purchases of Debentures.

      On October 16, 2003, the Company closed a second round of the private placement of its Debentures (the “Second Closing”), generating cash proceeds of $315,000. Robert J. Crowell, the Chairman and CEO invested $150,000, William W. Smith, the Vice Chairman and Director invested $50,000 (both the “Inside Investors”) and Smith & Williamson LLC (U.K.) and another Elcom stockholder invested $115,000. Inside Investors are considered related parties and invested a total of $200,000 in the Company via purchases of Debentures in the Second Closing.

      To date, Inside Investors have invested an aggregate of $910,000 of the $1,264,000 invested in the Company via the purchases of Debentures.

      The Debentures carry a 10% interest rate, which is payable in cash or payment in-kind. Interest is due annually, in arrears, commencing April 23, 2004 and October 16, 2004. The principal amount is due at maturity on April 23, 2013. The Company has accrued $104,000 in interest expense for these Debentures as of March 31, 2004, and currently plans to satisfy the 2004 interest obligations with a payment in-kind of Debentures.

      The Debentures are collateralized by a security interest in substantially all of the Company’s assets for a two-year period ending April 23, 2005. They are convertible into common stock of the Company at a conversion price of $0.1246 per share, subject to anti-dilution clauses. The Debentures are convertible at the election of the holder at any time commencing on April 23, 2005 through April 23, 2013. However, if the Company has two sequential quarters of profitability with respect to continuing operations, the Holder may convert the Debentures at his option. The Holders also have certain registration rights upon conversion.

      The Company has the right to convert the Debentures upon the occurrence of a change of control, as defined in the agreement, or at the Company’s option, as of April 23, 2007, or subsequent thereto upon written notice to the investors. The Debentures are convertible into 10,146,474 shares of common stock.

      The Debentures are not registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act of 1933, and applicable state securities laws or available exemptions from the registration requirements. This Private Placement has been extended to May 17, 2004 and will terminate on that date unless otherwise extended or earlier terminated by the Company. Exemption from registration with respect to the sale of Debentures is claimed pursuant to Section 4(a) of the Securities Act of 1933, as amended.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2003 with respect to compensation plans maintained by the Company under which equity securities of the Company are authorized for issuance:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities			Under Equity
	to Be Issued upon		Weighted-Average	Compensation Plans
	Exercise of		Exercise Price of	(Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights		Warrants and Rights	in Column(a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	11,297,827	(1)(2)	$1.89	2,360,687	(2)(3)
Equity compensation plans not approved by security holders	—		—	—
Total	11,297,827		$1.89	2,360,687

(1)	Includes shares of Common Stock to be issued upon the exercise of options outstanding as of December 31, 2003, under the following Company Stock Option Plans: The Director Plan, 95,000; The 1993 Stock Option Plan, 1,766,008; The Computerware Stock Option Plan, 586,000; The 1996 Stock Option Plan, 1,247,718; The 1997 Stock Option Plan, 2,271,713; The 2000 Stock Option Plan, 2,400,838; The 2001 Stock Option Plan, 1,939,150; and The 2002 Stock Option Plan, 991,400.

(2)	All outstanding options are subject to adjustments for stock splits, stock dividends, recapitalizations, and other similar transactions or events.

(3)	Reflects options covering shares of Common Stock which may be issued, under the following Company Stock Option Plans: The Director Plan, 145,000; The 1996 Stock Option Plan, 378,242; The 1997 Stock Option Plan, 288,783; The 2000 Stock Option Plan, 339,162; The 2001 Stock Option Plan, 400,900; and The 2002 Stock Option Plan, 808,600.

Stock Option Plans

      The Company has adopted the 1995 Non-Employee Director Stock Option Plan (the “Director Plan”), The Stock Option Plan of Elcom International, Inc. (the “1993 Stock Option Plan”), The 1995 (Computerware) Stock Option Plan of the Company (the “Computerware Stock Option Plan”), The 1996 Stock Option Plan of the Company (the “1996 Stock Option Plan”), The 1997 Stock Option Plan of the Company (the “1997 Stock Option Plan”), The 2000 Stock Option Plan (the “2000 Stock Option Plan”), The 2001 Stock Option Plan, as amended and restated (the “2001 Stock Option Plan”), The 2002 Stock Option Plan (the “2002 Stock Option Plan”) and The 2004 Stock Option Plan (the “2004 Stock Option Plan”) (collectively hereinafter the “Stock Option Plans”) covering 250,000, 5,000,000, 1,000,000, 2,400,000, 3,000,000, 2,750,000, 2,400,000, 1,800,000 and 6,000,000 shares, respectively, of the Company’s Common Stock, pursuant to which officers, employees and directors of the Company, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, are eligible to receive incentive stock options (“ISO’s”) and/or non-qualified stock options (“NQOptions”). The 1993 Stock Option Plan has expired and no further options may be granted thereunder. These plans generally operate in the following manner.

      Overview of the Plans. Pursuant to the plans, “key personnel”, which includes employees and outside directors of the Company or any affiliate, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, who in the judgment of the Compensation Committee, are important to the successful operation of the Company or an affiliate, are eligible to receive stock options. Stock options may include NQOptions, which may be granted to any key personnel, and/or ISO’s, which may only be granted to employees of the Company or a subsidiary.

      The plans are administered by the Compensation Committee of the Board of Directors (the “Committee”), presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee must be persons who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code and who are “non-employee directors” under Rule 16(b)(3) of the Securities Exchange Act of 1934. Subject to the terms and conditions of the applicable plan, and in addition to the other authorizations granted to the Committee under the applicable plan, the Committee shall have full and final authority in its absolute discretion to (a) select the optionees to whom options will be granted, (b) determine the number of shares of Common Stock subject to any option, (c) determine the time when options will be granted, (d) determine the option price of Common Stock subject to an option, (e) determine the time when Common Stock subject to an option may be purchased, (f) prescribe the form of the option agreements governing the options which are granted under the applicable plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of the applicable plan, (g) adopt, amend and rescind such rules and regulations as, in the Committee’s opinion, may be advisable in the administration of the applicable plan, and (h) construe and interpret the applicable plan, the rules and regulations and the instruments evidencing options granted under the applicable plan and to make all other determinations deemed necessary or advisable for the administration of the applicable plan.

      Subject to the approval of the Board of Directors, the Committee may at any time amend, modify, suspend or terminate any plan. In no event, however, without the prior approval of the Company’s stockholders, shall any action of the Committee or the Board result in: (a) amending, modifying or altering the eligibility requirements for those persons eligible for options; (b) increasing or decreasing, except in the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the maximum number of shares for which options may be granted; (c) decreasing the minimum option price per share at which options may be granted under the applicable plan; (d) extending either the maximum period during which an option is exercisable or the date on which the applicable plan shall terminate; or (e) changing the requirements relating to the Committee; except as necessary to conform the applicable plan and/or the option agreements to changes in the Internal Revenue Code or other governing law.

      Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the applicable plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all optionees under the applicable plan and upon any person claiming under or through such an optionee. Neither the Committee nor any of its members shall be liable for any action taken by the Committee pursuant to the applicable plan. No member of the Committee shall be liable for the action of any other Committee member.

      In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Compensation Committee must make an appropriate adjustment in the options granted under the applicable plan, and the aggregate number of shares reserved for issuance thereunder also shall be adjusted accordingly. If any option expires without having been fully exercised, the shares with respect to which such options have not been exercised will be available for further options as will any shares paid or withheld to satisfy an optionee’s withholding tax or option payment liability.

      Subject to certain conditions, the duration of each option granted under the applicable plan will be determined by the Committee, provided that no option shall be exercisable later than the tenth anniversary of the date the option was granted. Each option granted under the applicable plan may be subject to restrictions with respect to the time and other conditions of exercise as determined by the Committee.

      ISOs granted under the applicable plan are exercisable for a period of up to ten years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an ISO granted under the Stock Option Plan to a stockholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. NQOptions may be granted at more or less than fair market value under the applicable plan. Shares of Common Stock underlying an option shall be purchased by the optionee (i) giving written notice to the Company of the optionee’s exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (or as per the terms of the option agreement), in whole or in part in shares of Common Stock by delivery to the Company of shares of Common Stock that have been already owned by the optionee for at least six months, having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the optionee may agree for the minimum required withholding, or (b) the optionee’s delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Options granted under the applicable plan are generally not transferable other than upon an optionee’s death, provided that the Committee has discretion to permit the transferability of NQOptions granted under the applicable plan to certain parties.

      The 2001 Stock Option Plan, the 2002 Stock Option Plan and the 2004 Stock Option Plan each provide that an optionee may exercise his or her stock options for up to 180 days following the date of termination without cause if the option agreement so provides. Under all other Stock Option Plans, upon an optionee’s termination without cause, unless an option agreement contains differing terms with respect to vesting and exercisability which supercedes the provisions of the applicable plan, all unexercisable portions of the optionee’s options vest and the optionee may exercise his or her options for up to 90 days following the date of termination. Any options that are ISO’s must be exercised within 90 days after such termination, otherwise these options will receive the tax treatment offered to NQOptions.

      The maximum number of options that can be granted to any one participant during any one fiscal year is 500,000 under the 1993 Stock Option Plan, 210,000 under the Computerware Stock Option Plan, 300,000 under the 1996 Stock Option Plan, 150,000 under the 1997, the 2000 and the 2001 Stock Option Plans, 250,000 under the 2002 Stock Option Plan, and 800,000 under the 2004 Stock Option Plan.

      The Director Plan. Non-employee Directors are entitled to participate in the Director Plan, adopted by the Board of Directors in October 1995, and approved by stockholders in November 1995. A total of 250,000 shares of Common Stock have been reserved for issuance under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 5,000 shares of Common Stock to each non-employee

Director serving as such on October 9, 1995 or for persons who become a non-employee Director thereafter, on their date of election or appointment as applicable. Options granted under the Director Plan have a term of ten years. One-third of the shares subject to each option vest on each anniversary date of the grant of the option so long as the optionee continues to serve as a Director on such dates. Of the 250,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2003, options covering 10,000 shares of Common Stock have been exercised, and options to acquire an aggregate of 95,000 shares of Common Stock (85,250 of which were exercisable at December 31, 2003) were outstanding at exercise prices ranging from $0.20 to $6.7813 per share, and accordingly, as of December 31, 2003 additional options covering 145,000 shares of Common Stock could be granted under such option plan.

      The 1993 Stock Option Plan. The 1993 Stock Option Plan was adopted by the Board of Directors in February 1993, was approved by the Company’s stockholders, and terminated on February 23, 2003. Of the 5,000,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2003, options covering 2,817,497 shares of Common Stock have been exercised, options covering 416,495 shares of Common Stock have expired, and options to acquire an aggregate of 1,766,008 shares of Common Stock (1,757,758 of which were exercisable at December 31, 2003) were outstanding at exercise prices ranging from $0.445 to $22.50.

      The Computerware Stock Option Plan. The Computerware Stock Option Plan was adopted by the Board of Directors in February 1995, was approved by the Company’s stockholders, and terminates on February 5, 2005. Of the 1,000,000 shares of Common Stock reserved for issuance under the Computerware Stock Option Plan, options totaling 1,000,000 shares have been granted at an exercise price of $4.00 per share, 414,000 of which have been exercised as of December 31, 2002, and 586,000 of which were exercisable as of December 31, 2003.

      The 1996 Stock Option Plan. The 1996 Stock Option Plan was adopted by the Board of Directors in August 1996, was approved by the Company’s stockholders and terminates on August 19, 2006. Of the 2,400,000 shares of Common Stock reserved for issuance under the 1996 Stock Option Plan, as of December 31, 2003, options covering 774,040 shares of Common Stock have been exercised, and options to acquire an aggregate of 1,247,718 shares of Common Stock (912,969 of which were exercisable at December 31, 2003) were outstanding as of December 31, 2003, at exercise prices ranging from $0.08 to $22.50 per share, and accordingly, options covering 378,242 shares of Common Stock were available to be granted under such option plan as of that date.

      The 1997 Stock Option Plan. The 1997 Stock Option Plan was adopted by the Board of Directors in April 1997, initially amended in February 1998, and approved by stockholders at the 1998 Annual Meeting. The 1997 Stock Option Plan also was amended in March 1999 to increase the shares covered by 1,000,000 (to a total of 3,000,000 shares) and, as amended, was approved by the stockholders at the 1999 Annual Meeting. Of the 3,000,000 shares reserved for issuance thereunder, as of December 31, 2003, options covering 439,504 shares of Common Stock have been exercised and options to acquire an aggregate of 2,271,713 shares of Common Stock (1,214,413 of which were exercisable at December 31, 2003) were outstanding at exercise prices ranging from $0.08 to $5.75 per share, and accordingly, options covering 288,783 shares of Common Stock were available to be granted under such option plan as of that date.

      The 2000 Stock Option Plan. The 2000 Stock Option Plan was adopted by the Board of Directors in March 2000, was approved by the Company’s stockholders, and terminates on March 21, 2010. Of the 2,750,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2003, options covering 10,000 shares of Common Stock have been exercised, options to acquire an aggregate of 2,400,838 shares of Common Stock were outstanding (1,060,061 of which were exercisable at December 31, 2003) at exercise prices ranging from $0.08 to $6.1563 per share, and accordingly, options covering 339,162 shares of Common Stock were available to be granted under such option plan as of that date.

      The 2001 Stock Option Plan. The 2001 Stock Option Plan was adopted by the Board of Directors in November 2000 and was amended and restated to provide for greater flexibility with respect to option agreement provisions related to the vesting of options following an optionee’s termination of employment by reason of a termination without cause, and was approved by the Company’s stockholders in May 2001. The

2001 Stock Option Plan terminates on November 10, 2010. Of the 2,400,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2003, options covering 59,950 shares of Common Stock have been exercised, options to acquire an aggregate of 1,939,150 shares of Common Stock (895,537 of which were exercisable at December 31, 2003) were outstanding at exercise prices ranging from $0.08 to $1.68 per share, and accordingly, options covering 400,900 shares of Common Stock were available to be granted under such option plan as of that date.

      The 2002 Stock Option Plan. The 2002 Stock Option Plan was adopted by the Board of Directors in June 2001 and was approved by the Company’s stockholders on June 12, 2002. The 2002 Stock Option Plan terminates on June 11, 2011. Of the 1,800,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 2003, options to acquire an aggregate of 991,400 shares of Common Stock (470,412 of which were exercisable at December 31, 2003) were outstanding at exercise prices ranging from $0.08 to $1.68 per share, and accordingly, options covering 808,600 shares of Common Stock were available to be granted under such option plan as of that date.

      The 2004 Stock Option Plan. The 2004 Stock Option Plan was adopted by the Board of Directors on April 16, 2004 and is being submitted to the Company’s stockholders for approval at the 2004 Annual Meeting. The 2004 Stock Option Plan terminates on April 16, 2014. As of December 31, 2003 and May 7, 2004, no options have been granted under the 2004 Stock Option Plan and therefore options covering 6,000,000 shares were available to be granted under such option plan as of May 7, 2004.

Change of Control Feature

      Generally, all option agreements under the Stock Option Plans, including those relative to the Named Executive Officers, contain provisions requiring the cash payment of the value of the options (represented by the difference between the option exercise price and the then-current fair market value of the underlying Common Stock), in some instances upon certain defined changes in control or sales of substantially all of the Company’s assets. Such changes of control also may trigger, in certain cases, acceleration of the exercisability of certain options, which may occur if the Company is reorganized, consolidated or merged with another company and the Company is not the surviving company, or if 50% or more of the shares of the capital stock of the Company which are then issued and outstanding are purchased by a single person or entity.

Option Grants in 2003

      Shown below is information relating to grants of stock options pursuant to the Stock Option Plans during the year ended December 31, 2003 to the Named Executive Officers. Such grants also are reflected in the Summary Compensation Table above.

Potential Realizable Value

	Individual Grants
						Potential Realizable Value
		% of Total				at Assumed Annual Rates
	No. of	Granted to				of Stock Price Appreciation
	Securities	Employees	Exercise or			for the Option Term(3)
	Underlying	in Fiscal	Base Price		Expiration
Name	Options	Year	($ Per Share)(1)	Grant Date	Date	5%	10%

Robert J. Crowell(4)	357,142	8.77	$0.297 (2)	05/21/03	05/21/08	$135,000	$171,000
	48,858	1.05	$0.27	05/21/03	05/21/13	$19,000	$30,000
John E. Halnen(4)	275,000	6.76	$0.27	05/21/03	05/21/13	$121,000	$193,000
Melinda F. Ellett(5)	75,000	1.84	$0.08	03/25/03	03/25/13	$10,000	$16,000

(1)	This price represents the fair market value at the date of grant pursuant to the terms of the Company’s Stock Option Plans, except for (2) below.

(2)	This price represents 110% of the fair market value at the date of grant pursuant to the terms of the Stock Option Plans.

(3)	Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Securities and Exchange Commission (the “Commission”). Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with rules promulgated by the Commission, Potential Realizable Value is based upon the exercise price of the options.

(4)	The options granted to Messrs. Crowell and Halnen vest in full on May 21, 2004.

(5)	The options granted to Ms. Ellett vest as follows: 30,000 on March 25, 2004; 22,500 on March 25, 2005 and 22,500 on March 25, 2006.

Fiscal Year-End Option Value Table

      The following table shows the number of shares of Common Stock acquired during 2003 by the exercise of options and the related value realized, as well as the number of shares of Common Stock and values represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 2003. The value of unexercised in-the-money options at December 31, 2003 is calculated using the $0.20 per share closing price of such shares on that date. See note (2) below.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In The Money Options
	Shares		at December 31, 2003		at December 31, 2003(1)(2)
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Crowell	—	—	2,798,587	451,899	—	—
John E. Halnen	—	—	1,138,249	287,250	—	—
Melinda F. Ellett	—	—	226,525	150,725	—	9,000

(1)	Options are “in-the-money” if the fair market value of the Common Stock exceeds the exercise price.

(2)	Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 2003 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $0.20, the closing sale price per share of the Company’s Common Stock on the OTCBB Market on December 31, 2003.

Executive Profit Performance Bonus Plan

      At the Company’s 1998 Annual Meeting, the stockholders approved the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers (the “Executive Performance Plan”) which was approved by the Board of Directors in September 1997. The Executive Performance Plan covers, for a fiscal year, those persons who, on the ninetieth day of that particular fiscal year, are the executive officers of the Company (“Executive Officers”). As such, the number of people covered will generally be limited to no more than ten, and in order to participate in the Executive Performance Plan, the Executive Officer must be employed as of March 30th of the calendar year and must be awarded a participation (also by March 30th) by the Compensation Committee of the Board of Directors (the “Committee”).

      The Executive Performance Plan provides for incentive compensation payments (limited in amount to the lesser of: (a) two times the executive’s base salary or (b) one million dollars) to be made to covered Executive Officers based upon the increase in the Company’s reported operating income (or reduction in operating loss) over the prior year. Accordingly, the Board of Directors believes that the Executive Performance Plan provides a substantial incentive to those Executive Officers in the best position to affect the Company’s operating performance and that substantial benefits will accrue to the Company from granting participations in the Executive Performance Plan. Such participations afford the Executive Officers a substantial incentive to enhance the value of the Company’s Common Stock through their own efforts in improving the Company’s operating results. The granting of participations also is expected to be instrumental in attracting and retaining key executives. Accordingly, the Company will, from time to time, grant participations to such Executive Officers as may be selected to participate in the Executive Performance Plan in accordance with the terms thereof. Although, the Company’s reported operating profit improved from 2002 to 2003 (i.e. the operating loss decreased), no payments were made to Executive Officers for 2003 in respect of the Executive Performance Plan.

      The Executive Performance Plan is administered by the Compensation Committee of the Board, presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee must be persons who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code and who are “non-employee directors” under Rule 16(b)(3) of the Securities Exchange Act of 1934.

      Through December 31, 2000, the Executive Performance Plan was not permitted to be terminated or amended in any way that would adversely impact any current participant, without such participant’s written consent. Thereafter, the Board of Directors or the Committee may amend or terminate the Executive Performance Plan. The participants have waived participation in the Executive Performance Plan for calendar year 2003. For fiscal year 2004, Mr. Crowell and Mr. Halnen each will participate in the Executive Performance Plan with a 50% and 25% participation interest respectively.

      The Elcom International, Inc. Key Personnel Profit Performance Plan (the “Key Personnel Performance Plan”), which is designed to operate in conjunction with the Executive Performance Plan, is intended to provide a substantial incentive to key personnel who are not Executive Officers, but who can, in the performance of their duties, affect the Company’s operating results. The Key Personnel Performance Plan Bonus Pool is limited to that portion of the 20% Bonus Pool (as defined in the Key Personnel Performance Plan) calculated under the terms of the Executive Performance Plan less payments under the Executive Performance Plan. Accordingly, the bonus pool available under the Key Personnel Performance Plan is generally limited to that portion of the 20% Bonus Pool calculated under the Executive Performance Plan, which is either unallocated to Executive Officers or is in excess of the payment limitations under the Executive Performance Plan (the annual payment to any one individual is limited in amount to the lesser of: (a) two times the executive’s base salary or (b) one million dollars). Thus, based on existing allocations under the Executive Performance Plan, for 2002 approximately 65% of any Bonus Pool would have been available for award under the Key Personnel Performance Plan. The terms and administration of the Key Personnel Performance Plan generally correspond to those of the Executive Performance Plan, except that in the case of the Key Personnel Performance Plan, the annual payout to any one participant is limited to the lesser of $500,000 or two times the participant’s base salary. The Compensation Committee controls participation in the Key Personnel Performance Plan. No payments were made under the Key Personnel Performance Plan with respect to the calendar year 2003.

Employment Contracts

      Effective June 20, 2002, the Company entered into an Amended and Restated Employment Agreement with Robert J. Crowell, which was amended effective as of April 16, 2004, (the “2002 Crowell Agreement”) replacing the Employment Agreement between the Company and Mr. Crowell entered into in 1997. Pursuant to the 2002 Crowell Agreement, Mr. Crowell has been retained for a term ending June 20, 2006 as the Chairman and Chief Executive Officer of the Company. Mr. Crowell had voluntarily suspended portions of his compensation during 2001, 2002, and 2003 (see Footnote (2) to the “Summary Compensation Table”). The 2002 Crowell Agreement was amended and his annual base salary was reduced to $364,000 effective April 16, 2004, from the original annual base salary of $525,000. Mr. Crowell also may be awarded a quarterly bonus of up to $37,500 based upon the Compensation Committee’s evaluation of his performance. (see “Summary Compensation Table”). The 2002 Crowell Agreement provides that Mr. Crowell is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company, and that Mr. Crowell will have a minimum rate of 50% participation in the Executive Performance Plan Bonus Pool, see “Executive Profit Performance Bonus Plan”. Under the 2002 Crowell Agreement, Mr. Crowell is also entitled to receive an annual option grant to purchase at least 400,000 shares of the Company’s Common Stock under the Company’s Stock Option Plans to be made no later than July of each year. The options will be exercisable as determined by the Compensation Committee, and, to the maximum extent allowable, shall be ISO’s.

      If Mr. Crowell’s employment with the Company should terminate because of a disability (as defined) he becomes entitled to receive (i) a payment equal to two years’ each of base salary plus maximum potential bonus, payable in 24 equal monthly installments, and (ii) health, dental benefits and group term life insurance for 24 months following termination of employment with the Company. If Mr. Crowell’s employment with the Company should terminate other than for cause (as defined in the agreement) or upon Mr. Crowell’s resignation for good reason (as defined) after a change in control (as defined in the agreement) he becomes entitled to receive (i) a severance payment equal to 2.99 times his base salary plus maximum potential bonus, payable 50% upon Mr. Crowell executing a release in favor of the Company and 50% payable in twelve equal monthly installments, (ii) all of Mr. Crowell’s stock options shall become immediately vested and exercisable, and (iii) health, dental benefits and group term life insurance for a three year period following termination of employment with the Company. For purposes of calculating any such payment, Mr. Crowell’s base salary and maximum potential bonus shall be calculated without giving effect to any reduction in his base salary that might have occurred after a change in control of the Company.

      Effective June 20, 2002, the Company entered into an Employment Agreement with John E. Halnen, which was amended on March 9, 2004, (the “Halnen Agreement”) and an Employment Agreement with Peter A. Rendall (the “Rendall Agreement”). Together, the Halnen Agreement and the Rendall Agreement are referred to herein as the “Employment Agreement”. Pursuant to the Halnen Agreement, Mr. Halnen was retained for a term ending June 20, 2005 as the President and Chief Operating Officer of the Company. During the term, Mr. Halnen is entitled to receive a base salary of $225,000 per year, unless Mr. Halnen voluntarily agrees to a reduction in his base salary, and shall have the opportunity to receive an annual bonus of up to $75,000, payable quarterly (see Footnote (3) to the “Summary Compensation Table”). Pursuant to the Rendall Agreement, Mr. Rendall was retained for a term ending June 20, 2005 as the Chief Financial Officer of the Company. During the term, Mr. Rendall was entitled to receive a base salary of $240,000 per year, unless Mr. Rendall voluntarily agreed to a reduction in his salary, (see “Summary Compensation Table”). Mr. Rendall voluntarily left the Company on March 7, 2003 and his termination provisions were not triggered.

      The Halnen Agreement provides that Mr. Halnen is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company, and that Mr. Halnen will have a minimum rate of 25% participation in the Executive Performance Plan Bonus Pool, see “Executive Performance Bonus Plan”. Under the Halnen Agreement, Mr. Halnen also is entitled to receive an annual option grant to purchase at least 200,000 shares of the Company’s common stock under the Company’s Stock Option Plans to be made no later than July of each year. The options will be exercisable as determined by the Compensation Committee, and, to the maximum extent allowable, shall be incentive stock options.

      If Mr. Halnen’s employment with the Company should terminate because of a disability (as defined in the agreement) Mr. Halnen shall become entitled to receive (i) a payment equal to twelve months’ base salary plus his maximum potential bonus, payable in twelve equal monthly installments, and (ii) health, dental benefits and group term life insurance for twelve months following termination of employment with the Company. If Mr. Halnen’s employment with the Company should terminate other than for cause (as defined in the agreement), Mr. Halnen shall become entitled to receive (i) a severance payment equal to twelve months’ base salary plus his maximum potential bonus payable in twelve equal monthly installments or, if, at the time of such termination, Mr. Crowell is no longer Chairman and Chief Executive Officer of the Company, then such severance payment shall be equal to eighteen months base salary plus his maximum potential bonus, payable 50% upon Mr. Halnen executing a release in favor of the Company and 50% payable in twelve equal monthly installments, and (ii) health, dental benefits and group term life insurance for twelve months following termination of employment with the Company. If Mr. Halnen’s employment with the Company should terminate other than for cause (as defined in the agreement), following a change in control (as defined in the agreement) Mr. Halnen shall be entitled to receive (i) a severance payment equal to the greater of his base salary plus his maximum potential bonus for the remainder of the term of the Halnen Employment Agreement or his base salary plus his maximum potential bonus for two years, payable 50% upon Mr. Halnen executing a release in favor of the Company and 50% payable in 24 equal monthly installments,

(ii) all of Mr. Halnen’s stock options shall become immediately vested and exercisable, and (iii) Mr. Halnen shall become entitled to receive health, dental benefits and group term life insurance for 24 months following termination of employment with the Company. For purposes of calculating any such payment, Mr. Halnen’s base salary and maximum potential bonus shall be calculated without reference to any voluntary reductions then in effect.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following report of the Compensation Committee describes the philosophy, objectives and components of the Company’s executive compensation programs for 2003 and discusses the determinations concerning the compensation for the Chief Executive Officer for 2003.

      The members of the Compensation Committee are William W. Smith, Richard J. Harries, Jr., and John W. Ortiz. Each of Messrs. Smith, Harries and Ortiz is an “independent director”, as defined under NASDAQ listing standards.

Compensation Philosophy

      In reviewing and overseeing the Company’s compensation programs, the Compensation Committee adheres to a compensation philosophy which provides executive compensation programs that are designed to: (i) attract and retain key executives crucial to the long-term success of the Company; (ii) relate to the achievement of operational and strategic objectives; and (iii) be commensurate with each executive’s performance, experience and responsibilities. In making its recommendations concerning salaries and awards under compensation plans, the Committee considers the financial condition and operational performance of the Company during the prior year, the Company’s success in achieving strategic objectives that may have a long-term beneficial effect on the Company’s results of operations and financial condition, and its assessment of the contributions of the individual executive officer to the Company’s performance and to the achievement of its strategic objectives. The Committee, however, has not specifically focused on the compensation levels of executives in peer group companies in making compensation decisions. Historically, the Committee has not relied extensively on objective criteria in measuring individual performance and its decisions concerning compensation are primarily based on subjective decisions concerning the appropriate levels of compensation.

Compensation Program

      As a means of implementing these compensation philosophies and objectives, the Company’s compensation program for executive officers consists of the following primary elements: salary, participation in the Company’s Stock Option Plans, and participation in the Executive Performance Plan. These particular elements are further explained below.

      Salaries — Salary levels for executive officers reflect the Committee’s subjective judgments of appropriate salaries in light of the duties and responsibilities inherent in the executives’ respective positions. The particular qualifications of an individual being considered for a position and his or her level of experience are considered in establishing a salary level when an individual is first appointed to a given position. The performance and contribution of the individual to the Company, as well as Company performance, are the primary criteria influencing salary administration. Salaries of executive officers are generally reviewed each year. In many instances, the primary factor in setting salary levels was the Company’s desire to provide compensation in amounts sufficient to induce these individuals to join or remain with the Company.

      Stock Options — The Company uses stock options as a long-term incentive program for executives, management and employees. Stock options are used because they directly relate the amounts earned by the executive to the amount of appreciation realized by the Company’s stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers possible grants of stock options throughout the year. In determining the number of options awarded to an individual executive, the Committee generally establishes a level of award based upon the position of the individual, his or her level of responsibility and length of service.

The Committee also considers (without assigning any particular weight) amounts of base salary and/or bonus payments which executives and other personnel may elect to forgo, in determining the quantity of options to be granted.

      Executive Performance Plan and Bonuses — The Executive Performance Plan and potential bonuses reflect the Committee’s desire to provide the Company’s executives an opportunity to earn bonuses based upon actual reported improvements in the Company’s performance and/or subjective assessments of an executive’s performance. Accordingly, the Committee believes that the Executive Performance Plan and potential bonuses provides substantial incentives to the executives who are in the best position to affect the Company’s operating performance. The Committee believes that by granting participation in the Executive Performance Plan and/or providing bonus opportunities, the executives will have a substantial incentive to enhance the value of the Company’s Common Stock through their own efforts in improving the Company’s operating profitability.

      Benefit Programs — The executive officers also participate in various welfare and benefit programs that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites, which are customary for their positions.

Chief Executive Officer Compensation

      The compensation arrangements for Mr. Crowell with respect to the 2003 fiscal year were primarily based upon the terms of his employment contracts with the Company, as described under “Executive Compensation — Employment Contracts.” Pursuant to the 2002 Crowell Agreement, Mr. Crowell was entitled to an annual minimum base salary of $525,000, which has been reduced to $364,000 effective April 16, 2004. In order to assist the Company in conserving cash, Mr. Crowell voluntarily reduced his cash compensation at various times in 2001, 2002 and 2003. Such reductions amounted to approximately $135,000 in 2002 and $257,000 in 2003. In April 2003, Mr. Crowell received a $187,000 repayment of certain deferred base compensation amounts, which he invested in the Company’s Debentures. Mr. Crowell also received withholding and estimated income taxes of $32,000, which were paid to the appropriate tax authorities. These amounts ($219,000) are included in the Summary Compensation Table for 2003. Mr. Crowell also invested an additional $263,000 of cash in the Company’s Debentures (see “Transactions With Management”). As of December 31, 2003, Mr. Crowell has deferred a net aggregate of $173,000 in base compensation, which may be paid to Mr. Crowell depending upon the success of future operations. Through April 16, 2004, Mr. Crowell’s 2004 cash compensation paid totaled $10,000. The Company reinstated Mr. Crowell’s cash compensation in accordance with the 2002 Crowell Agreement to the level of $364,000 per year, effective April 19, 2004. The 2002 Crowell Agreement originally provided for annual base compensation of $525,000, much of which was deferred as described herein through April 16, 2004, when the annual base compensation was reduced to $364,000. The Compensation Committee did not conduct any official surveys of competitive, industry or revenue peer groups, but believed that, over the course of negotiation on the 2002 Crowell Agreement, that this annual base salary in 2003 was fair and reasonable given the position of the Company and Mr. Crowell’s responsibilities.

      In addition, the 2002 Crowell Agreement provides that Mr. Crowell is entitled to participate in all of the other Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company and that he participates in the Executive Performance Plan at a minimum rate of 50% of any bonus pool generated by such plan. Under the 2002 Crowell Agreement, Mr. Crowell also is entitled to receive annual grants of options under the Company’s Stock Option Plans of no less than 400,000, to be made no later than July of each year, under terms to be determined by the Compensation Committee.

Section 162(m)

      Section 162(m) of the Internal Revenue Code (the “Section”) disallows a tax deduction for any publicly traded company for individual compensation exceeding $1 million in any year for any of the Named Executive Officers, unless the compensation is performance-based or otherwise meets an applicable exemption. Since the aggregate compensation of each of the Company’s executive officers is below the $1 million threshold and since the Committee believes that options granted under the Company’s Stock Option Plans generally will meet the performance based provisions under the Section, the Committee currently believes that the Section will not reduce the tax deduction available to the Company for compensation paid in 2003 to the Company’s executive officers.

COMPENSATION COMMITTEE

William W. Smith, Chairman
Richard J. Harries, Jr.
John W. Ortiz

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee is currently composed of Messrs. Harries, Ortiz, and Smith. No current member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company. During 2003, Mr. Smith invested $350,000 in the Company’s Convertible Debentures. See “Transactions with Management.”

PERFORMANCE GRAPH

      Set forth below is a line graph and a table of the related underlying data comparing the percentage change in the cumulative total stockholders’ return on the Company’s Common Stock against the cumulative total return of the Total Return Index for The Nasdaq Stock Market — U.S. and Foreign (“Nasdaq Total”), and the index for Nasdaq Computer and Data Processing Services Stocks (“Industry”) for the period beginning on December 31, 1999 and as of the last trading day on the Nasdaq or OTCBB, as applicable, in each calendar year thereafter through 2003. The Industry index includes all Nasdaq listed securities with a Standard Industrial Classification (SIC) of 737. The graph assumes that the value of an investment in the Common Stock of Elcom International, Inc., at the average of its high and low price, and each index was $100 on December 31, 1999 and that all dividends, if any were reinvested.

Comparison of the Common Stock of Elcom International, Inc. (“The Company”),

The Total Return Index for The Nasdaq Stock Market — U.S. and Foreign (“Nasdaq Total”),
and the Index for Nasdaq Computer and Data Processing Services Stocks (SIC Code 737) (“Industry”)

	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003

The Company	100	4	4	1	1
Nasdaq Total	100	60	48	33	49
Industry	100	46	37	25	34

AUDIT COMMITTEE AND RELATED MATTERS

Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent auditors. In addition, the Audit Committee must preapprove all audit and non-audit services performed by the Company’s independent auditors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.

      Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors these processes.

      In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America.

      In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), related to the auditors’ independence. The Audit Committee discussed with the independent auditors: (i) the auditors’ independence from the Company and its management and considered the compatibility of non-audit services with the auditors’ independence, and (ii) the matters required by Statement on Auditing Standards No. 61.

      The Audit Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William W. Smith
Richard J. Harries, Jr.
John W. Ortiz

      Effective October 24, 2003, KPMG LLP (“KPMG”) resigned as the independent public accountants of the Company. The Company retained Vitale, Caturano & Company PC (“VCC”) as its independent public accountants effective October 27, 2003 by entering into an engagement letter with VCC. The engagement of VCC was approved by the Audit Committee of the Company’s Board of Directors and affirmed by the entire Board of Directors.

      The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2001 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

      KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2001 and 2002, contained a separate paragraph stating “the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about It’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

      In connection with the audits of the Company’s consolidated financial statements for the two fiscal years ended December 31, 2001 and 2002, and through October 24, 2003, the Company and KPMG had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its report on the financial statements of the Company for such years. Additionally, during the Company’s fiscal year ended December 31, 2003 there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

      In September 2003, the Audit Committee of the Board of Directors solicited a proposal for its September 30, 2003 Quarterly Review and the year-end audit of its calendar 2003 consolidated financial statements from VCC. The Audit Committee took this action to replace KPMG, as the Company was aware of KPMG’s intention to resign.

      During September and October 2003, the Company met with and provided appropriate information to VCC in order to allow for VCC’s transition into the role of the Company’s independent accountants. On October 14, 2003, the Audit Committee decided it would engage VCC to act as the Company’s independent accountants for calendar year 2003. The Company subsequently informed KPMG of this decision.

      During 2001 and 2002 and through October 31, 2003, the Company did not consult with VCC on items that were or should have been subject to Auditing Standard 50 or concerned the subject matter of a disagreement or reportable event with KPMG, the former independent accountants of the Company, as described in Regulation S-K Item 304 (a) (2).

      It is anticipated that a representative of VCC will be on hand at the Annual Meeting. Such representative will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      Fees for services rendered by the Company’s Independent Public Accountants for the last two fiscal years were:

	2002	2003

	(In thousands)
Audit fees	$225	$79
Audit related fees	22	—
Tax services	85	—
All Other Fees	—	2

Total fees	$332	$81

Audit Fees

      VCC has billed the Company $79,000 for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2003, the reviews of interim financial statements included in the Company’s Forms 10-Q filed during the year ended December 31, 2003, and for consultation relating to accounting matters.

      KPMG billed the Company $225,000 for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2002, the reviews of interim financial statements included in the Company’s Forms 10-Q filed during the year ended December 31, 2002, and for consultation relating to accounting matters.

      KPMG has also billed the Company $32,000 for reviews of interim financial statements included in the Company’s Forms 10-Q filed during the year ended December 31, 2003 and $59,000 for work related to issuance of their consent to inclusion of their opinion on the Company’s 2001 and 2002 financial statements in the Company’s 2003 Form 10-K.

Audit Related Fees

      KPMG has billed the Company $22,000 for 2002 audit related fees for audits of employee benefit plans and for certain statutory audits in the United Kingdom.

Tax Fees

      KPMG has billed the Company $85,000 for 2002 tax planning and preparation services.

All Other Fees

      Other fees for 2003 of $2,000 were paid to VCC for certain specific procedures performed by VCC to assist the Company in investigating check fraud committed by a former employee and designing enhanced internal controls.

      No other fees were paid to KPMG relative to 2002.

CODE OF ETHICS

      On March 31, 2004, the Company adopted a Code of Ethics for Senior Executives and Financial Officers (the “Code”) which applies to the Company’s CEO, President, COO, CFO, controller, or treasurer or persons performing similar functions. The Code is attached hereto as Appendix E.

OTHER MATTERS

      The Board of Directors is not aware of any matter to come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters insofar as the Proxies are not limited to the contrary.

SECTION 16(a)

BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Officers and Directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities (i.e., the Common Stock), to file reports of ownership and changes in ownership of such securities with the Commission. Officers, Directors and greater-than-ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of the forms furnished to the Company during or with respect to 2003, and written representations from certain reporting persons, the Company believes that, except as set forth below, no Officer, Director or greater-than-ten-percent beneficial owner failed to file on a timely basis during the year ended December 31, 2003 any report required by Section 16(a) of the Securities Exchange Act of 1934.

      Form 4 reports inadvertently were not timely filed in connection with the following transactions:

Required
Name	Description of Transaction	Form

Robert J. Crowell	Purchase of $300,000 Senior Convertible Debenture on April 23, 2003	Form 4
Robert J. Crowell	Purchase of $150,000 Senior Convertible Debenture on October 16, 2003	Form 4
John E. Halnen	Purchase of $60,000 Senior Convertible Debenture on April 23, 2003	Form 4
William W. Smith	Purchase of $300,000 Senior Convertible Debenture on April 23, 2003	Form 4
William W. Smith	Purchase of $150,000 Senior Convertible Debenture on October 16, 2003	Form 4

      Each of the above Officers and Directors reported their respective transaction(s) on a Form 5 within 45 days of the end of fiscal year 2003.

DATE TO SUBMIT STOCKHOLDER

PROPOSALS FOR 2004 ANNUAL MEETING

      Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 2005 must do so no later than January 25, 2005. To be eligible for inclusion in the 2005 Annual Meeting proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934. The Company may use its discretion in voting Proxies with respect to stockholder proposals not included in the Company’s proxy materials for the 2005 Annual Meeting of Stockholders, unless the Company receives notice of such proposal(s) prior to April 10, 2005.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND OTHER INFORMATION

      Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company’s most recent fiscal year. Written requests for such Report and/or Proxy Statement should be directed to:

Elcom International, Inc.

10 Oceana Way
Norwood, MA 02062

      You are urged to sign and return your Proxy promptly in the enclosed return envelope (or vote your shares via the Internet) to make certain your shares will be voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ MELINDA F. ELLETT

Melinda F. Ellett
Secretary

May 24, 2004

APPENDIX A

ELCOM INTERNATIONAL, INC.

CHARTER

of the
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Effective March 31, 2004

I.	Purpose

      The primary function of the Audit Committee (the “Committee”) of the Board of Directors (“the Board”) of Elcom International, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities by:

1. Reviewing the financial reports and other financial information provided by the Company to any government body or the public;

2. Reviewing the Company’s auditing, accounting and financial reporting processes;

3. Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

4. Reviewing and appraising the audit efforts of the Company’s independent accountants;

5. Providing an open avenue of communication among the independent accountants, financial and senior management and the Board.

      The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of the Charter.

      The Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those statements.

II.	Composition

      The Committee shall be comprised of three directors, each of whom shall be independent directors and independent from the management of the Company. The Board shall make an affirmative determination that each of the members of the Committee meet the independence requirements of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. (“NASDAQ”) and other relevant laws, rules or regulations, in each case, when, as and to the extent applicable to the Company.

      At least three members of the Committee shall be conversant with the terms and terminology of accounting and finance, of which at least one member shall have accounting or related financial management expertise. In determining whether an individual is a “financial expert,” the Committee may consider whether a person has experience as a public accountant or auditor, or as a principal financial officer, comptroller, or principal accounting officer of a public company.

      The members of the Committee shall be elected by the Board and shall serve on the Committee until their successors are duly elected and qualified or until their tenure is terminated by the Board. A Chair of the Committee shall be appointed by the Board.

III.	Meetings

      The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The purpose of the two scheduled meetings of the Committee is to review and approve the annual financial results of the Company prior to release and to review and approve the scope of the annual audit to be performed by the Company’s independent accountants. As part of its job to foster open communication, the Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair shall confer with the independent accountants and management quarterly to review the Company’s financial reports and other financial information. consistent with Section IV.3 below.

IV.	Responsibilities and Duties

      To fulfill its responsibilities and duties the Committee shall:

Document/ Reports Review

      1. Obtain the full Board’s approval of this Charter and review and assess the performance of the Committee and reassess the adequacy of this Charter at least annually.

      2. Review the Company’s annual financial statements and any other reports or other financial information submitted to the Securities and Exchange Commission, any other government body or the public, including any certification, report, opinion or review rendered by the independent accountants.

      3. Review with financial management and the independent accountants the financial reports and other financial information to be contained in each of the Company’s disclosure documents prior to their filing with the Securities and Exchange Commission or any state agency. The Chair of the Committee may represent the entire Committee for purposes of this review.

      4. Review with independent accountants the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

      5. The Committee shall review with the independent auditors and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

      6. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to satisfy itself of the independent auditors’ independence.

      7. Prepare the minutes of each meeting and distribute to all members of the Board. The permanent file of the minutes will be maintained by the Secretary of the Company.

      8. Review the Committee’s report, containing the information to be stated therein by rules of the Securities and Exchange Commission, to be set forth in the proxy statement for the Company’s annual meeting of stockholders, and review other Company disclosure relating to the Committee required to be set forth in such proxy statement at least once every three years, or the year after any significant amendments to the Charter.

Independent Accountants

      9. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor.

      10. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant’s independence.

      11. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      12. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Process

      13. In consultation with the independent accountants, review the integrity or the organization’s financial reporting processes, both internal and external.

      14. Consider the independent accountant’s judgments about the appropriateness of the Company’s accounting principles as applied in its financial reporting.

      15. Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

      16. Establish regular and separate systems of reporting to the Committee by management and independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      17. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      18. The Committee shall discuss with the independent auditors their evaluation of the Company’s financial, accounting, and internal auditing, if any, personnel as well as the cooperation that the independent auditors received during the course of their work.

      19. Review any significant disagreement among management and the independent accountants in connection with the preparation of financial statements.

      20. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

      William W. Smith, John W. Ortiz and Richard J. Harries, Jr., all being Directors of this Company and none of whom is an active officer of this Company, are members of the Committee, each to hold such position until his successor is appointed and qualified or until his tenure is terminated by this Board, or otherwise. William W. Smith is Chairman of the Committee.

APPENDIX B

ELCOM INTERNATIONAL, INC.

CHARTER OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

Effective March 31, 2004

Mission

      The Nominating Committee (the “Committee”) shall assist the Board of Directors (the “Board”) of Elcom International, Inc. (the “Company”) in identifying individuals qualified to become board members and shall recommend that the Board select the director nominees to be elected at the annual meeting of stockholders.

Membership

      The Committee members shall be appointed by the Board. The Committee shall be comprised of no less than two (2) members. Each member of the Committee shall meet the then-applicable independence requirements of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. (“NASDAQ”) and other relevant laws, rules or regulations, in each case, when, as and to the extent applicable to the Company.

      The Committee members shall serve at the pleasure of the Board, until they resign, are replaced or until their successors are elected. A Committee Chairperson shall be elected by the Board. A quorum shall consist of a majority of the members of the Committee.

Meetings

      The Committee shall meet as often as it determines to be necessary or appropriate. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting.

      All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Committee or its Chairperson, shall be duly filed in the Company records. Members of the Committee may participate in any meeting of the Committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      Any action which may be taken at a meeting of the Committee may be taken without a meeting if authorized by a writing or writings signed unanimously by all of the members of the Committee. The Committee may request any officer of the Company, or any representative of the Company’s advisors, to attend all or a portion of any Committee meeting or to meet with any member or representative of the Committee.

Responsibilities and Authority

      1. The Committee shall identify, review, evaluate and recommend individual candidates to the Board to become Board members and shall consider management and stockholder recommendations for director candidates. In recommending candidates, the Committee shall consider such factors as it deems appropriate and shall recommend nominees who have the qualifications attached hereto on Exhibit A.

      2. The Committee shall establish policies and procedures with regard to the consideration of stockholder recommended director candidates and the process by which the Committee identifies and evaluates director candidates.

      3. The Committee shall evaluate whether an incumbent director should be nominated for reelection to the Board upon expiration of such director’s term. The Committee shall use the same factors established for new director candidates to make its evaluation and shall also take into account the incumbent director’s value as a Board member.

      4. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

      5. The Committee shall have the authority, without seeking approval from the Board, to retain and authorize search firms to assist in the identification of director candidates and the authority to set reasonable fees and other retention terms for such search firms, as it deems necessary, to assist in fulfilling its responsibilities and discharging its duties.

      6. The Committee periodically shall review and assess the adequacy of this Charter and recommend any appropriate changes to this Charter to the Board.

      7. The Committee shall report regularly to the Board concerning its activities.

Annual Review

      The Committee shall annually review and evaluate its own performance in carrying out its responsibilities hereunder.

      Richard J. Harries, Jr. and William W. Smith, both being directors of the Company and neither of whom is an active officer of the Company, are members of the Nominating Committee, each to hold such position until his successor is appointed or until his tenure is terminated by the Board. Richard J. Harries, Jr. is Chairman of the Committee.

EXHIBIT A TO

CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

•	Each director should have a desire to represent the best interests of the stockholders;

•	Each director should be committee to the mission and success of the Company as well as have an ability to work compatibly with the Board and senior management;

•	Each director should have a history of achievements and have the highest ethical standards, values and integrity;

•	Each director should have a range of experience and knowledge, which is of particular relevance to the Company, obtained through a director or senior executive position, through an academic, scientific or government position, or through diverse and unique life experiences;

•	Each director should have the ability and willingness to commit and devote the necessary time and energy to the diligent performance of his or her duties, including preparing for, attending and participating in Board meetings and one or more standing committees of the Board; and

•	Each director should have knowledge of corporate governance issues and the role of boards of public companies.

APPENDIX C

FORM OF PROPOSED AMENDMENT

TO SECOND RESTATED CERTIFICATE OF INCORPORATION

      The Second Restated Certificate of Incorporation of the Corporation, as Amended, is hereby amended by deleting in its entirety Article FOURTH, Section 1 and substituting in lieu thereof the following:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000), consisting of Two Hundred Million (200,000,000) shares of common stock, par value $.01 per share (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”).”

C-1

APPENDIX D

THE 2004 STOCK OPTION PLAN

OF ELCOM INTERNATIONAL, INC.
April 16, 2004

      Elcom International, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

      1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

(a) “Affiliate” shall mean any corporation or other entity which controls, is controlled by, or is under common control with the Company including, without limitation, any Subsidiary.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the United States Internal Revenue Code (Title 26 of the United States Code) as the same may be amended from time to time.

(d) “Committee” shall mean the Compensation Committee appointed by the Board, which shall consist of at least two “outside directors” as such term is defined in Section 162(m) of the Code, or if no such committee is appointed, the word “Committee” shall mean the Board.

(e) “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

(f) “Company” shall mean Elcom International, Inc., a Delaware corporation, and any successor thereto that shall maintain this Plan.

(g) “Fair Market Value” shall mean, as of any particular date, (i) the average of the high and low sale prices per share of the Common Stock as reported on the principal stock exchange on which the Common Stock is then trading, if any, or, if, applicable, The Nasdaq Stock Market, on such day, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply because the Common Stock is not then trading on a stock exchange or The Nasdaq Stock Market, the fair market value of a share of Common Stock as determined by the Committee.

(h) “Incentive Stock Option” shall mean any option that qualifies as an incentive stock option under the terms of Section 422 of the Code.

(i) “Key Personnel” shall mean any person whose performance as an employee, or independent contractor, or outside Director of the Company or an Affiliate is, in the judgment of the Committee, important to the successful operation of the Company or an Affiliate.

(j) “Optionee” shall mean any Key Personnel to whom a stock option has been granted pursuant to this Plan.

(k) “Plan” shall mean 2004 Stock Option Plan of Elcom International, Inc., as it was originally adopted, and as it may be amended at a later date.

(l) “Subsidiary” shall have the same meaning as “subsidiary corporation” under Section 424(f) of the Code.

(m) “Substantial Stockholder” shall mean any Key Personnel who owns more than 10% of the total combined voting power of all classes of stock of the Company. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.

      2. Purpose of the Plan. The purpose of the Plan is to provide Key Personnel with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such Key Personnel acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Personnel to work toward the Company’s continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Personnel as may be selected to participate in the Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan.

      3. Effective Date of the Plan. The Plan, as originally adopted, became effective as of April 16, 2004, the date of the Board’s approval and adoption of the Plan.

      4. Administration of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such Rule as may be in effect from time to time and an “outside director” within the meaning of Section 162(m) of the Code or any amendment of or successor to such provision as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. The Committee may delegate any of its authority to any other person or persons that it deems appropriate. Subject to the terms and conditions of the Plan, and in addition to the other authorizations granted to the Committee under the Plan, the Committee shall have full and final authority in its absolute discretion:

(a) to select the Key Personnel to whom options will be granted;

(b) to determine the number of shares of Common Stock subject to any option;

(c) to determine the time when options will be granted;

(d) to determine the option price of Common Stock subject to an option, including any repricing thereof;

(e) to determine the time when each option may be exercised, and the duration of the exercise period;

(f) to determine whether and to what extent an option is an Incentive Stock Option; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary;

(g) to prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422 of the Code;

(h) to adopt, amend and rescind such rules and regulations as, in the Committee’s opinion, may be advisable in the administration of the Plan; and

(i) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

      5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to Key Personnel designated by the Committee; provided, that any Key Personnel who renounces in writing any right he may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. The Committee may grant more than one option to the same Key Personnel. Notwithstanding the foregoing, no options may be granted to any executive officer of the Company who either was a CEO during the last completed fiscal year or was one of the four most highly compensated executive officers of the Company at the end of the last completed fiscal year (as such positions are defined in Item 402 of Regulation S-K promulgated by the United States Securities and Exchange Commission), unless and until such time as the stockholders of the Company have approved, adopted and ratified this Plan.

      6. Shares Subject to the Plan. Subject to the provisions of the next succeeding provisions of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be six million (6,000,000) shares of Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Key Personnel in any one fiscal year of the Company is 800,000, subject to the other provisions of this Section 6. Either treasury or authorized and unissued shares of Common Stock, or both, in such numbers, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock that are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Personnel. In addition, any shares of Common Stock that are retained to satisfy an Optionee’s withholding tax obligations or that are transferred to the Company by an Optionee, in accordance with the provisions of Section 7(d), to satisfy such obligations or to pay all or any portion of the option price in accordance with the terms of the Plan, may be made available for reoffering under the Plan to any Key Personnel. If an option granted under this Plan is exercised, any shares of Common Stock that are the subject thereof shall not thereafter be available for reoffering under the Plan, except in accordance with the preceding sentence.

      In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be divided or exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment shall provide for the elimination of fractional shares.

      7. Option Provisions.

(a) Option Price. The option price per share of Common Stock that is the subject of an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the option is granted; provided, however, that if any Key Personnel to whom an Incentive Stock Option is granted is, at the time of the grant, a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan that is not an Incentive Stock Option shall be determined by the Committee at the time of grant. The day on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted, unless another effective date for such grant is specified by the Committee.

(b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted.

(c) Transferability of Options. Except as provided in this subsection (c), no option granted under this Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution, and options shall be exercisable during an Optionee’s lifetime only by the Optionee or, in the event of the Optionee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the grantee under state law. The Committee may expressly provide in an option agreement or other written form of consent that an Optionee may transfer an option which is not an Incentive Stock Option to his spouse or lineal descendants (“Family Members”), or a trust or other entity owned by or for the exclusive benefit of the Optionee and/or Family Members, or a partnership or other entity affiliated with the Optionee that may be approved by the Committee. Subsequent transfers of any such option shall be prohibited except in accordance with the preceding sentence. All terms and conditions of any such option agreement, including provisions relating to the termination of the Optionee’s employment or service with the Company and its Affiliates, shall continue to apply following a transfer made in accordance with this subsection (c).

(d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Optionee shall have been an employee or independent contractor for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional or different restrictions or conditions with respect to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period. Options shall be exercised by the Optionee (i) giving written notice to the Company of the Optionee’s exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (which may be included in the option agreement), in whole or in part in shares of Common Stock, by delivery to the Company of shares of Common Stock that have been already owned by the Optionee for at least six months, having a Fair Market Value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company (which may be included in the option agreement) with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree for the minimum required withholdings, or (b) the Optionee’s delivery to the Company of shares of Common Stock having a Fair Market Value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Certain dissolutions or liquidations of the Company or, unless the provisions of the option agreement provide otherwise, mergers or consolidations in which the Company is not the surviving corporation, may, but need not, cause each outstanding option to terminate, provided, that each Optionee may have the right during the period, if and only to the extent prescribed in the option agreement, prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the then exercisable portion of his or her option in whole or in part without regard to any other limitations contained in the Plan or the option agreement. Additional provisions with respect to acquisitions, mergers, liquidations or dissolutions may be set forth in the option agreement.

(e) Termination of Employment, Etc. If an Optionee ceases to be an employee and/or outside Director and/or independent contractor of the Company and all Affiliates, then the Committee shall have absolute discretion to establish, in the option agreement or otherwise, the restrictions on the exercisability of options granted hereunder. An Optionee’s employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company or an Affiliate as such a leave of absence is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any

lawful successor regulations thereto. If the stock option is an Incentive Stock Option, no option agreement shall:

(i) permit any Optionee to exercise any Incentive Stock Option more than three (3) months after the date the Optionee ceased to be employed by the Company and all Subsidiaries if the reason for the Optionee’s cessation of employment was other than his death or his disability (as such term is defined by Section 22(c)(3) of the Code); or

(ii) permit any Optionee to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company and all Subsidiaries if the reason for the Optionee’s cessation of employment was the Optionee’s disability (as such term is defined by Section 22(c)(3) of the Code); or

(iii) permit any person to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company and all Subsidiaries if either (A) the reason for the Optionee’s cessation of employment was his death or (B) the Optionee died within three (3) months after ceasing to be employed by the Company and all Subsidiaries;

provided, however, unless the option agreement contains differing provisions with respect to the vesting and exercisability of options upon a termination without “cause”, which provisions shall supercede the provisions contained herein, if an Optionee’s cessation of employment (for reason other than death or disability) was by reason of a termination without “cause”, as such term shall be defined in the option agreement, then that portion of any option granted to the Optionee that is exercisable on the date of such termination, may remain exercisable for a one hundred eighty (180) day period commencing on the date of such termination without “cause” and that portion of any option granted to the Optionee that is not exercisable on the date of such termination, shall become immediately exercisable and may remain exercisable for a one-hundred eighty (180) day period commencing on the date of such termination; and provided, however, to the extent that an option agreement does not supercede the provisions contained in this Section 7(e) and permits exercise of an option within ninety (90) or more days following the commencement of a termination without “cause”, any option that is an Incentive Stock Option must be exercised in full within ninety (90) days after the commencement of the termination without “cause” or such Option will no longer qualify as an Incentive Stock Option and shall thereafter be, and receive the tax treatment applicable to, a non-qualified stock option. If any option is by terms of the option agreement exercisable following the Optionee’s death, then such option shall be exercisable by the Optionee’s estate, or the person designated in the Optionee’s Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution or by approval of the Committee.

(f) Termination of Stock Options Under Certain Circumstances. The Committee may cancel any unexpired stock options at any time if the Optionee is not in compliance with all applicable provisions of this Plan or with any stock option agreement entered into pursuant to this Plan, or if the Optionee, without the prior written consent of the Company, engages in any of the following activities: (i) renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company or an Affiliate, or (ii) discloses to anyone outside of the Company and the Affiliates, or uses for any purpose other than the business of the Company or an Affiliate, any confidential information or material relating to the Company or an Affiliate, whether acquired by the Optionee during or after employment with the Company or an Affiliate, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company or an Affiliate. The Committee may, in its discretion and as a condition to the exercise of a stock option, require an Optionee to acknowledge in writing that he is in compliance with all applicable provisions of this Plan and any stock option agreement entered into in connection with this Plan and has not engaged in any activities referred to in clauses (i) and (ii) of this Section 7(f).

(g) Limitations on Grant of Incentive Stock Options. In no event may Incentive Stock Options be granted hereunder to any person other than an employee of the Company or an Affiliate. In respect of any individual Optionee, the aggregate Fair Market Value of the shares of Common Stock (determined as of the date the respective Incentive Stock Options were granted) that are subject to Incentive Stock Options that first become exercisable during any particular calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Options that are not Incentive Stock Options shall not be subject to the limitations described in the preceding sentence and shall not be counted when applying such limitation.

(h) Prohibition of Alternative Options. It is intended that Key Personnel who are employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no eligible Key Personnel shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options from qualifying as such within the meaning of Section 422 of the Code.

(i) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its sole discretion, waive, alter or amend any restrictions or conditions set forth in an option agreement concerning an Optionee’s right to exercise any option and/or the time and method of exercise.

      8. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company’s stockholders, shall any action of the Committee or the Board result in:

(a) amending, modifying or altering the eligibility requirements provided in Section 5 hereof; or

(b) increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted; or

(c) decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof; or

(d) extending the date on which the Plan shall terminate as provided in Section 11 hereof;

except as necessary to conform the Plan and/or the option agreements to changes in the Code or other governing law, rule or regulation. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee’s consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

      9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder (or any transfer allowed in its discretion) upon receipt of an investment representation from the Optionee, which shall be substantially similar to the following:

“Optionee agrees that any shares of Common Stock of Elcom International, Inc. that may be acquired by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Elcom International, Inc. that are subject to this option shall be registered under the Securities Act of 1933, as amended, for issuance to the Optionee or in the event there is presented to Elcom International, Inc. an opinion of counsel or other evidence, in either case, satisfactory to Elcom International, Inc. and/or its counsel to the effect that the offer and sale of the shares of Common Stock of Elcom International, Inc. that are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended.”

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or The Nasdaq Stock Market on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the

Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

      10. General Provisions.

(a) Option Agreements Need Not Be Identical. The form and substance of option agreements, whether granted at the same or different times, need not be identical.

(b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board or as an independent contractor, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of, or independent contractor relationship with, such Optionee at any time or the right of the stockholders of the Company to remove him as a member of the Board with or without cause.

(c) Optionee Does Not Have Rights of Stockholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

(d) Successors in Interest. The Plan shall be binding upon the successors and assigns of the Company.

(e) No Liability Upon Distribution of Shares. The liability of the Company under the Plan and any distribution of shares of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state or local tax authority and/or any securities regulatory authority.

(f) Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

(g) Use of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

(h) Expenses. The expenses of administering the Plan shall be borne by the Company.

(i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

(j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

(k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

(l) Termination of the Plan. The Plan shall terminate at the close of business on April 16, 2014, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

      11. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

      12. Venue. The venue of any claim brought hereunder by an Optionee shall be Boston, Massachusetts.

      13. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

APPENDIX E

ELCOM INTERNATIONAL, INC.

CODE OF ETHICS FOR SENIOR EXECUTIVE AND FINANCIAL OFFICERS

Effective March 31, 2004

      This code of ethics (the “Code”) applies to the senior executive and financial officers of Elcom International, Inc. (the “Company”), including the Company’s CEO, President, COO, CFO, controller, or treasurer or persons performing similar functions (collectively, “Senior Executive and Financial Officers”). The Company’s Senior Executive and Financial Officers shall (absent a waiver from the Company’s Board of Directors, including a majority of the Board’s independent directors, after full disclosure), to the best of their knowledge and ability adhere to and advocate the following principles and responsibilities governing their professional and ethical conduct. The failure to adhere to the Code will result in the disciplinary action deemed appropriate by the applicable supervisory personnel or by the Company’s Board of Directors, which may include termination of employment. Senior Executive and Financial Officers shall:

•	act in an ethical manner with honesty and integrity.

•	ethically handle all actual or apparent conflicts of interest between personal and professional relationships.

•	endeavor to provide information that is full, fair, accurate, timely, and understandable in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and other public filings or communications made by the Company.

•	endeavor to faithfully comply with all applicable laws, rules and regulations of federal, state and local governments, and all applicable private and public regulatory agencies.

•	not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised.

•	not use for personal advantage confidential information acquired in the course of their employment.

•	promptly report to the Board of Directors and/or Audit Committee, as appropriate, any violation or suspected violation of the Code.

      Each Senior Executive and Financial Officer is expected to adhere at all times to the Code. Only the Board of Directors shall have the authority to approve any deviation or waiver from the Code. Any waiver, including to whom it was granted and the date thereof, and the reasons for it shall be disclosed within five business days in a filing on Form 8-K with the SEC or, subject to the conditions established by the SEC, posted on the Company’s Web site.

E-1

PROXY

ELCOM INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS, JUNE 25, 2004

     The undersigned hereby constitutes and appoints John E. Halnen and Melinda F. Ellett and each of them, his or her true and lawful agents and Proxies, with full power of substitution in each, to represent and vote all of the shares of Common Stock, $.01 par value per share, of Elcom International, Inc. held of record as of the close of business on May 7, 2004 by the undersigned at the Annual Meeting of the Stockholders of Elcom International, Inc. to be held at the Holiday Inn Boston-Dedham Hotel and Conference Center, 55 Ariadne Road, Dedham, Massachusetts at 10:00 a.m. (E.D.T.) on June 25, 2004, and at any adjournment or postponement thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or vote via the Internet.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR FIXING THE SIZE OF THE BOARD OF DIRECTORS AT SEVEN AND ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000, AND FOR THE PROPOSAL TO RATIFY, APPROVE AND ADOPT THE 2004 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC.

SEE REVERSE
SIDE

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PROXY VOTING INSTRUCTIONS

Mail — Date, sign and mail your proxy card In the envelope provided as soon as possible

- OR -

INTERNET — Access www.voteproxy.com and follow the on-screen instructions. Have your — control number available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

Please detach along perforated line and mail in the envelope provide IF you are not voting via the Internet.

ANNUAL MEETING OF THE STOCKHOLDERS OF

ELCOM INTERNATIONAL, INC.

JUNE 25, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach along perforated line and mail in the envelope provided. -

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1.	ELECTION OF DIRECTORS — To fix the size of the Board of Directors at seven and to elect the Directors of the class whose term of office will otherwise expire in 2004 for a three-year term ending at the Annual Meeting of Stockholders in 2007.

/ /	FOR	NOMINEE:
		Class III:	Robert J. Crowell

/ /	WITHHOLD
AUTHORITY

/ /	FOR	NOMINEE:
		Class III:	William W. Smith

/ /	WITHHOLD
AUTHORITY

2.	To approve and adopt an amendment to the Company’s Second Restated Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 100,000,000 shares to 200,000,000 shares:

FOR	AGAINST	ABSTAIN

3.	Ratification, approval and adoption of The 2004 Stock Option Plan of Elcom International, Inc.

FOR	AGAINST	ABSTAIN

4.	IN THEIR DISCRETION TO ACT ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature of Stockholder	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.